UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

LUBOA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199210	90-1007098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Room 202-1, Building # 21 of Intelligence and Wealth Center

Jiaxing, Zhejiang Province, China, 314000

(Address of principal executive offices)

+86-537-82239727

(Registrant’s telephone number, including area code)

2nd Floor, Area A, #59 Longjing 2nd Rd, Baocheng Block 3,

Baoan District, Shenzhen, China 518000

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” and the following factors:

●	Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

●	We are a startup company and face challenges often encountered by startups.

●	We may continue to incur losses in the future, and may not be able to return to profitability, which may cause the market price of our shares to decline.

●	We have a limited operating history and face many of the risks and difficulties frequently encountered by development stage companies.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

In addition, unless the context otherwise requires and for the purposes of this report only, references to:

●	“we,” “us,” “our,” or “our company,” are to the combined business of Luboa Group, Inc., a Nevada corporation, and its subsidiaries and other consolidated entities;

●	“Bangtong International” are to Bangtong Technology International Limited, a Republic of Seychelles company and wholly-owned subsidiary of Luboa Group, Inc.;

●	“Bangtong Development” are to Bangtong Technology Development Limited, a Republic of Seychelles company and wholly-owned subsidiary of Bangtong International;

●	“Bangtong Group” are to Bangtong Technology Group Limited, a Hong Kong company and wholly-owned subsidiary of Bangtong International;

●	“Jiaxing Bangtong” are to Jiaxing Bangtong Electronic Technology Co., Ltd., a PRC company and wholly-owned subsidiary of Bangtong Group;

●	“Shenzhen Bangtong” are to Shenzhen Bangtong Ecommerce Co., Ltd., a PRC company and variable interest entity;

●	“Jiaxing Electronic” are to Jiaxing Bangtong Electronic Commerce Limited, a PRC company and wholly-owned subsidiary of Shenzhen Bangtong;

●	“Shenyang Bangtong” are to Shenyang Bangtong Logistics Limited, a PRC company and a 70% owned subsidiary of Shenzhen Bangtong;

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●	“Hegang Bangtong” are to Hegang Bangtong Electronic Commerce Limited, a PRC company and wholly-owned subsidiary of Shenzhen Bangtong;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“China” and “PRC” refer to the People’s Republic of China;

●	“Renminbi” and “RMB” refer to the legal currency of China;

●	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended; and

●	“Securities Act” are to the Securities Act of 1933, as amended.

Market Data and Forecast

Unless otherwise indicated, information in this current report on Form 8-K concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, and are based on such data and knowledge of our industry, which we believe to be reasonable. None of the independent industry publications used in this report was prepared on our or our affiliates’ behalf. We acknowledge our responsibility for all disclosures in this report, but caution readers that we have not independently verified the underlying information in such publications and reports.

This report also contains data related to the e-commerce industry. These market data include estimates and projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data turn out to be incorrect, actual results may differ significantly from the projections.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported in a Current Report on Form 8-K filed, on April 1, 2019, we entered into a definitive Share Exchange Agreement (the “Share Exchange Agreement”) with Bangtong International and the shareholders of Bangtong International, including our Chairman and Chief Executive Officer, Xianyi Hao, Guanhua International Limited, Zhengyu International Limited Wanbo International Limited and Zhuohong International Development Limited (the “Shareholders”). Pursuant to the Share Exchange Agreement, the Shareholders agreed to transfer 72,720,000 ordinary shares of Bangtong International held by them, constituting all of the issued and outstanding capital stock of Bangtong International, in exchange for 100,000,000 newly issued shares of our common stock (the “Shares”) that will, in the aggregate, constitute approximately 89.6% of the issued and outstanding capital stock of the Company on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement. On June 21, 2019, we completed the acquisition of Bangtong International pursuant to the Share Exchange Agreement (the “Reverse Acquisition”). As a result of the Reverse Acquisition, Bangtong International became our wholly-owned subsidiary and the former shareholders of Bangtong International became our major shareholders. The Reverse Acquisition was accounted for as a recapitalization effected by a share exchange, wherein Bangtong International is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on June 21, 2019, we acquired Bangtong International in the Reverse Acquisition. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after our acquisition of Bangtong International, except that information relating to periods prior to the date of the Reverse Acquisition only relates to Bangtong International and its subsidiaries and consolidated entities unless otherwise specifically indicated.

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BUSINESS

Our Corporate History and Background

We were incorporated on March 19, 2013 under the name “Sunrise Tours, Inc.” under the laws of the state of Nevada. We originally intended to develop and offer special services, including 3D virtual tours for companies that would like to promote their venues on the Internet and through electronic media. On January 20, 2016, we filed a Certificate of Amendment with the Secretary of State of Nevada and changed our corporate name to “Luboa Group, Inc.” Concurrently with the name change, we changed our principal business plan to developing specialized agricultural products and a carbon emission trading platform in Asia. However, since inception, we have not engaged in active business operations and have not generated significant amount of revenue.

On January 7, 2019, through a series of private transactions, our former officer and director, Mr. Feng Jiang acquired an aggregate of 10,799,000 shares of common stock of the Company, representing 93.09% of the issued and outstanding share capital of the Company on a fully-diluted basis, and accordingly became the controlling shareholder of the Company, which caused a change in control of the Company.

Upon the change of control of the Company, all of our then officers and directors resigned from their respective offices and Mr. Jiang became our President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors.

On April 1, 2019, we entered into the Exchange Agreement with Bangtong International and holders of all outstanding capital stock of Bangtong International, pursuant to which on June 21, 2019, we acquired 100% of the outstanding capital stock of Bangtong International, and in exchange, we issued to the former shareholders of Bangtong International an aggregate of 100,000,000 shares of the Company’s common stock. As a result of the Reverse Acquisition, Bangtong International became our wholly-owned subsidiary and the former shareholders of Bangtong International became the holders of approximately 89.6% of our issued and outstanding capital stock on a fully-diluted basis. For accounting purposes, the transaction with Bangtong International was treated as a reverse acquisition, with Bangtong International as the acquirer and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the Reverse Acquisition, we are referring to the business and financial information of Bangtong International and its subsidiaries and consolidated entities. In connection with the Reverse Acquisition, Mr. Feng Jiang resigned from his positions as of President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors. Mr. Xianyi Hao was appointed as our new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors.

As a result of our acquisition of Bangtong International, we now own all of the issued and outstanding shares of Bangtong International, a holding company, which in turn owns all of the equity capital of Bangtong Development and its subsidiaries.

As of the date of this report, we have the following subsidiaries and affiliated entities:

Bangtong International, a Seychelles holding company, was formed on May 25, 2018. Xianyi Hao is the sole director of Bangtong International.

Bangtong Development, a Seychelles holding company, was formed on May 24, 2018. Xianyi Hao is the sole director of Bangtong Development.

Bangtong Group, a Hong Kong holding company, was formed on May 30, 2018. The sole director of Bangtong Group is Xianyi Hao.

Jiaxing Bangtong, a PRC company, was formed on November 5, 2018 and is engaged in the business of electronic technology development, service and consulting. Its legal representative is Qi Wang.

Shenzhen Bangtong, a PRC company, was formed on November 27, 2015 and is engaged in the business of electronic technology development and e-commerce. Its legal representative is Xianyi Hao.

Jiaxing Electronic, a PRC company, was formed on September 3, 2018 and is expected to engage in the e-commerce business. Its legal representative is Qi Wang.

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Shenyang Bangtong, a PRC company, was formed on May 23, 2018 and is expected to engage in the logistics business with warehousing and delivery capabilities. Its legal representative is Ming Zhao.

Hegang Bangtong is a PRC trading company. We expect that Hegang Bangtong’s business will focus on our inventory procurement from Russia and other European countries. Hegang Bangtong was formed on July 13, 2018 and it legal representative is Xianyi Hao.

As described below in more detail, through our variable interest entities in PRC (“VIEs”), including Shenzhen Bangtong and its subsidiaries, Jiaxing Electronic, Shenyang Bangtong and Hegang Bangtong, which have contractual arrangements with Jiaxing Bangtong, we are a new startup company developing our e-commerce business.

Our Corporate Structure

Foreign ownership of Internet-based businesses is subject to significant restrictions under current PRC laws and regulations. We, as a Nevada corporation and our subsidiaries, including Bangtong International, Bangtong Development, Bangtong Group and Jiaxing Bangtong, are all restricted from holding licenses that are necessary for our online e-commerce business in China. To comply with these restrictions, our consolidated VIEs, Shenzhen Bangtong and its subsidiaries are expected to directly operate our business. We have entered into contractual arrangements with our VIE and its shareholders. Through these arrangements, we exercise effective control over the operations of these entities and receive the economic benefits of these entities. As a result of these contractual arrangements, under U.S. GAAP, we are considered the primary beneficiary of Shenzhen Bangtong and thus consolidate its results in our consolidated financial statements.

The following is a summary of the currently effective contractual arrangements by and among our wholly-owned subsidiaries, the VIEs and the shareholders of the VIEs.

Agreements that provide us with effective control over Shenzhen Bangtong and its subsidiaries

Loan Agreement. On November 6, 2018, Jiaxing Bangtong and each shareholder of Shenzhen Bangtong entered into a loan agreement. Pursuant to the loan agreements, Jiaxing Bangtong agreed to provide an aggregate of RMB12,230,000 of loan to the shareholders of Shenzhen Bangtong solely for the purpose of capital contribution. The shareholders of Shenzhen Bangtong should cause Shenzhen Bangtong at the request of Jiaxing Bangtong to, execute contracts on business cooperation with Jiaxing Bangtong and provide Jiaxing Bangtong with all the information on its business operations and financial condition. In addition, at the request of Jiaxing Bangtong or a party designated by Jiaxing Bangtong, the shareholders of Shenzhen Bangtong should cause Shenzhen Bangtong appoint any persons designated by Jiaxing Bangtong as directors and/or executive director of Jiaxing Bangtong. The shareholders also agreed not to sell, transfer or dispose of any equity interests in Shenzhen Bangtong or allow the encumbrance on these equity interests. The shareholders can only repay the loan by the transfer of all their equity interests in Shenzhen Bangtong to Jiaxing Bangtong or its designated persons. As of the date of this report, the loan has not been extended to the shareholders of Shenzhen Bangtong.

Equity Interest Pledge Agreement. On November 6, 2018, Jiaxing Bangtong and Shenzhen Bangtong and each shareholder of Shenzhen Bangtong entered into an equity interest pledge agreement. Pursuant to the equity interest pledge agreements, each shareholder of Shenzhen Bangtong agreed to pledge 100% equity interests in Shenzhen Bangtong to Jiaxing Bangtong to guarantee their and Shenzhen Bangtong’s performance of their obligations under the contractual arrangements including the exclusive business cooperation agreement, the exclusive option agreement, the loan agreement and the power of attorney. In the event of a breach by Shenzhen Bangtong or its shareholders of their contractual obligations under these agreements, Jiaxing Bangtong, as pledgee, will have the right to dispose of the pledged equity interests in Shenzhen Bangtong. The shareholders of Shenzhen Bangtong also undertake that, during the term of the equity interest pledge agreements, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests. During the term of the equity pledge agreements, Jiaxing Bangtong also has the right to receive all of the dividends distributed on the pledged equity interests. As of the date of this report, we have completed the registration of the equity interest pledges with the relevant office of the administration for industry and commerce in accordance with the PRC Property Rights Law.

Power of Attorney. On November 6, 2018, each shareholder of Shenzhen Bangtong granted irrevocable and exclusive power of attorney to Jiaxing Bangtong as his/her attorney-in-fact to exercise all shareholder rights, including, but not limited to, attend shareholders meeting of Shenzhen Bangtong, voting on their behalf on all matters of Shenzhen Bangtong, disposing of all or part of the shareholder’s equity interest in Shenzhen Bangtong, approving the amendments to Shenzhen Bangtong’s articles of association and electing, appointing or removing legal representative, directors, supervisors and executive officers of Shenzhen Bangtong. Each power of attorney will remain in force for so long as the shareholder remains a shareholder of Shenzhen Bangtong. Each shareholder has waived all the rights which have been authorized to Jiaxing Bangtong under each power of attorney.

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Spouse Consent Letters. Pursuant to the spouse consent letters dated November 6, 2018, each spouse of the shareholders of Shenzhen Bangtong, if any, confirmed that his/her spouse can perform the obligations under the contractual arrangements and has sole discretion to amend and terminate the contractual arrangements. Each spouse agreed that the equity interest in Shenzhen Bangtong held by and registered in the name of his/her spouse will be disposed of pursuant to the equity interest pledge agreement, the exclusive option agreement and the power of attorney. In addition, in the event that each spouse obtains any equity interest in Shenzhen Bangtong held by his/her spouse for any reason, he/she agreed to be bound by the contractual arrangements.

Agreement that allows us to receive economic benefits from Shenzhen Bangtong

Exclusive Business Cooperation Agreement. On November 6, 2018, Jiaxing Bangtong and Shenzhen Bangtong entered into an exclusive business cooperation agreement. Under the agreement, Jiaxing Bangtong has the exclusive right to provide Shenzhen Bangtong with comprehensive technical support, consulting services and other related services. Without Jiaxing Bangtong’s prior written consent, Shenzhen Bangtong may not accept any same or similar services provided by any third party and may not establish same or similar cooperation relationships with any third party regarding the matters contemplated by this agreement. Shenzhen Bangtong agreed to pay Jiaxing Bangtong an annual service fee, at an amount to be determined by the parties by considering, among other things, the complexity of the services, the time that may be spent for providing such services, the value and specific content of the service provided, the market price of the same types of services, and the operating condition of Shenzhen Bangtong. In addition, Jiaxing Bangtong will own the exclusive intellectual property rights created as a result of the performance of this agreement. This agreement will remain effective until terminated unilaterally by Jiaxing Bangtong or otherwise upon the expiration of the operation term of a party according to this agreement.

Agreement that provides us with the option to purchase the equity interest in Shenzhen Bangtong

Exclusive Option Agreement. On November 6, 2018, Jiaxing Bangtong, Shenzhen Bangtong and each shareholder of Shenzhen Bangtong entered into an exclusive option agreement. Pursuant to the exclusive option agreement, each shareholder of Shenzhen Bangtong irrevocably grants Jiaxing Bangtong an exclusive option to purchase, or have its designated person to purchase, at its discretion, to the extent permitted under PRC law, all or part of the shareholder’s equity interests in Shenzhen Bangtong. In addition, the purchase price should be the amount of registered capital, which may be subject to fair value adjustments if required by the PRC laws. Without the prior written consent of Jiaxing Bangtong, the shareholders of Shenzhen Bangtong and Shenzhen Bangtong may not amend Shenzhen Bangtong’s articles of association, increase or decrease the registered capital, dispose of its assets or business, create any encumbrance on its assets or business, incur any debts or guarantee liabilities, enter into any material contracts, merger with or acquire any other persons or make any investments, provide any loans for any third parties or distribute dividends to the shareholders. Each shareholder of Shenzhen Bangtong agrees that, without the prior written consent of Jiaxing Bangtong, he/she will not dispose of his/her equity interests in Shenzhen Bangtong or create or allow any encumbrance on the equity interests. Each exclusive option agreement will remain effective until all equity interests have been transferred or assigned in accordance with the agreement.

The foregoing description of the contractual arrangements is qualified in its entirety by reference to the text of the Loan Agreement, Equity Interest Pledge Agreement, a copy of each these agreements is incorporated by reference as Exhibits 10.1 through 10.6 hereto.

In the opinion of Jin Yong Law Firm, our PRC legal counsel:

●	the ownership structure of Jiaxing Bangtong and our VIEs is not in violation of PRC laws or regulations currently in effect; and

●	the contractual arrangements among Jiaxing Bangtong, our VIEs and their respective shareholders governed by PRC law are valid, binding and enforceable, and do not result in any violation of PRC laws or regulations currently in effect.

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However, we have been further advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules, and there can be no assurance that the PRC regulatory authorities will ultimately take a view that is consistent with the opinion stated above. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to or otherwise different from the above opinion of our PRC legal counsel. If the PRC government finds that the agreements that establish the structure for operating our mobile internet business do not comply with PRC government restrictions on foreign investment in our businesses, we could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors—Risks Relating to our Commercial Relationship with VIEs— PRC laws and regulations governing our businesses and the validity of certain of our Contractual Arrangements are uncertain. If we are found to be in violation of such PRC laws and regulations, our business may be negatively affected and we may be forced to relinquish our interests in those operations, and “Risk Factors— Risk Related to Doing Business in China —Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.”

The chart below presents our corporate structure as of the date of this report:

LUBOA GROUP, INC.
(Nevada, USA)
100%
BANGTONG TECHNOLOGY INTERNATIONAL LIMITED (Republic of Seychelles)
100%
BANGTONG TECHNOLOGY DEVELOPMENT LIMITED
(Republic of Seychelles)
100%
BANGTONG TECHNOLOGY GROUP LIMITED
(Hong Kong)
100%
JIAXING BANGTONG ELECTRONIC TECHNOLOGY CO., LTD.
(People's Republic of China)
VIE Arrangement
SHENZHEN BANGTONG ECOMMERCE CO., LTD.
(People's Republic of China)
100%
70%
100%
JIAXING BANGTONG ELECTRONIC COMMERCE LIMITED
(People's Republic of China)
SHENYANG BANGTONG LOGISTICS LIMITED
(People's Republic of China)
HEGANG BANGTONG ELECTRONIC COMMERCE LIMITED
(People's Republic of China)

Our principal executive offices are located at Room 202-1, Building #21 of Intelligence and Wealth Center, Jiaxing, Zhejiang Province, China, 314000. The telephone number at our principal executive office is +86-537-82239727.

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Our Business Plan

We are a startup e-commerce company with operations in China and most of our subsidiaries and VIEs were formed in 2018. We have yet to officially launch our e-commerce platform, Ingertona(英格多纳), which is still under development and is expected to offer our full array of product offerings when it is ready. Accordingly, we have not yet commenced planned operations to any significant measure. Our operations to date have been devoted primarily to start-up, development and operational activities, which include:

1.	Formation of our subsidiaries;

2.	Development of our business plan;

3.	Research on marketing channels/strategies for our planned business; and

4.	The development of our e-commerce platform.

Our E-Commerce Platform

On October 26, 2018, Jiaxing Electronic entered into a strategic cooperation contract with Beijing Xietongtianxia Technology Co., Ltd. (“Beijing Xietong”), pursuant to which, Beijing Xietong agreed to act as Jiaxing Electronics’ strategic consultant for its business, including but not limited to providing technical support to Jiaxing Electronic’s development and operation of its e-commerce platform. Our e-commerce platform, Ingertona, includes the following principal components:

1. Website – ingertona.cn. The PC-based website provides a user-friendly and intuitive interface allowing consumers to conveniently search for, find and purchase the products they are looking for. Our website contains product information, such as description, specification, pictures, price and applicable delivery expenses. Customers can conveniently browse and search for products based on product functionality and can sort product listings by popularity, consumer ratings, price and brand. Various kinds of online payment methods will be offered to customers at the time they place their orders, such as WeChat Pay, AliPay and UnionPay. Customers can log into their accounts to check the status of their orders. We are at the final stage of developing the website and are currently testing its performance and functionality. We expect to fully launch our website platform during the second half of 2019.

2. Mobile app- Our mobile application, Ingertona (英格多纳), for iOS and Android operating systems allows consumers to conveniently search and purchase the products on their mobile devices. Our mobile application offers similar features as our PC-based website. We are at the final stage of the development of the mobile application and currently testing its performance and functionality. We expect to fully roll out our mobile application during the second half of 2019.

3. WeChat public account – Customers can also access our e-commerce platform through our WeChat public account. As WeChat has both desktop and mobile versions, our customers can easily access our product offerings from their computers and mobile devices. We have established the WeChat public account, which is currently under trail operations. We expect that we will officially launch this account during the second half of 2019.

Our Business Model

Registered users of our Ingertona e-commerce platform can be divided into two categories – third-party merchants and customers. Third-party merchants, including enterprise merchants and individual merchants, sell various merchandise products on the platform and customers purchase these products using the same platform. Leveraging our multifaceted e-commerce platform, we plan to offer both online market place and online direct sales businesses to our online customers.

In our online marketplace business, third-party merchants may establish online stores to offer products to customers over our online marketplace. We will charge an annual service fee on our merchants for our services, such as webpage maintenance, WeChat account access, and certain promotion activities. We intend to charge commission based on a percentage of transaction value generated on our online marketplace. The commission percentages are expected to range from 0.5% to 5.0% depending on the business and product category. In addition, we plan to provide marketing and advertisement services to our third-party merchants. Prices for advertisements on our platform network will be fixed under contracts between us and the third-party merchants. The prices will depend on the display locations, the number of time slots and the display size. We intend to review our prices periodically and make adjustments as necessary in light of market conditions.

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While we will continually seek to add more products that appeal to our customers, we intend to initially offer groceries, such as soft drinks, dairy products, fruits and chocolate candies, skin care products and daily necessities through our third-party merchants. Our initial phase of business plan will focus on marketing of the above categories due to the proven popularity of purchasing these items on the internet. We plan to continuously add products and categories to our e-commerce platform.

In our online direct sales business, we plan to acquire products from suppliers and sell them directly to customers. Before our own can provide all fulfillment and delivery services, we may rely partially on independent couriers to deliver products. Sometimes suppliers in our direct sales operation may deliver products to our customers themselves. Third-party sellers on our marketplace may also use their own logistics network or other third-party couriers to deliver products.

To provide customers with a more dynamic and interactive integrated shopping experience, we also plan to open offline franchise stores as a supplement to our growth strategy during the second half of 2019. Merchants registered with us can apply to join the franchise and operate the stores. New franchisees are required to pay an initial fee for a franchise license and once a franchise store begins operations, franchisees are required to pay us annually as royalty.

Sales and Marketing

We plan to engage various marketing channels to expand our business to more merchants and customers. In order to attract more third-party merchants, we intend to waive platform user fees in the initial stage of platform operation. To enhance the awareness of our e-commerce platform, we intend to launch various advertising campaigns through a variety of media. We will join the offline e-commerce organizations, hold app promotion meetings and invite merchants to promote our brand image. In addition, we intend to provide various incentives to our customers to increase their spending and loyalty, and we will send online messages to our customers periodically with product recommendations or promotions.

We also intend to offer a personalized e-commerce experience to our customers by delivering targeted product recommendations based on customers’ browsing and purchase histories.

In addition to the online marketing activities, we also utilize offline activities to attract more customers and promote our brand recognition. For example, according to customer purchasing behavior and preferences, we will divide them into different “communities” and organize parties, group tours and other social gatherings in which our registered merchants may act as sponsors by providing goods or services to the event. We may charge certain commission on products sold by our registered merchants in such events.

Our Competition

The e-commerce industry in China is intensely competitive. The online commerce market is rapidly evolving and intensely competitive, and we expect the competition to intensify in the future. Our current or potential competitors include “Little Red Book (Xiao Hong Shu)” and “Foreign Port (Yang Ma Tou)”.

We anticipate that the e-commerce market will continually evolve and will continue to experience rapid technological change, evolving industry standards, shifting customer requirements, and frequent innovation. We must continually innovate to remain competitive. We believe that the principal competitive factors in our industry are:

●	brand recognition and reputation;

●	product quality and selection;

●	convenience and pricing;

●	fulfillment capabilities; and

●	customer service.

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Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than us. In addition, online retailers may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. Some of our competitors may be able to secure merchandise from vendors on terms that are more favorable, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than our company. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our financial condition, operational results, business, and prospects. In addition, new and enhanced technologies may increase the competition in the online retail industry. New competitive business models may appear, for example based on new forms of social media or social commerce.

Our Intellectual Property

While we currently do not own any patents or software copyrights in China, we believe trademarks, copyrights, patents, domain names, know-how, proprietary technologies, and similar intellectual property will be critical to our success. We intend to rely on intellectual properties laws and confidentiality and non-compete agreements with our employees and others to protect our proprietary rights that we may have. We are in the process of registering our domain name: www. m.ingertona.cn.

Regulations

Online commerce in China is subject to a number of laws and regulations. This section summarizes material PRC regulations relevant to our business and operations in China and the key provisions of such regulations.

Regulations Relating to Foreign Investment

Investment activities in the PRC by foreign investors are mainly governed by the Guidance Catalog of Industries for Foreign Investment (2017 revision), or the Catalog, which was promulgated jointly by the Ministry of Commerce and the National Development and Reform Commission on June 28, 2017 and entered into force on July 28, 2017. The Catalog divides industries into four categories in terms of foreign investment, which are “encouraged,” “restricted,” and “prohibited,” and all industries that are not listed under one of these categories are deemed to be “permitted.” Establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, foreign investment in restricted category projects is subject to government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations.

In June 2018, the Ministry of Commerce and the National Development and Reform Commission promulgated the Special Management Measures (Negative List) for the Access of Foreign Investment, or the Negative List, effective July 2018. The Negative List expands the scope of permitted industries by foreign investment by reducing the number of industries that fall within the Negative List where restrictions on the shareholding percentage or requirements on the composition of board or senior management still exists. Foreign investment in value-added telecommunications services (except for e-commerce) falls within the Negative List.

In October 2016, the Ministry of Commerce issued the Interim Measures for Record-filing Administration of the Establishment and Change of Foreign-invested Enterprises, most recently amended in July 2017. Pursuant to these measures, the establishment and change of foreign-invested enterprises are subject to record-filing procedures, instead of prior approval requirements, provided that such establishment or change does not involve special entry administration measures. If the establishment or change of foreign-invested enterprise matters involve the special entry administration measures, the approval of the Ministry of Commerce or its local counterparts is still required.

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On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, which will come into effect on January 1, 2020 and upon then the existing foreign investment laws in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, or Existing FIE Laws, together with their implementation rules and ancillary regulations will be replaced. According to the Foreign Investment Law, foreign investment shall enjoy pre-entry national treatment, except for those foreign invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list.” Foreign invested entities operating in foreign “restricted” or “prohibited” industries will require entry clearance and other approvals. However, it is unclear whether the “negative list” will differ from the Negative List. In addition, the new law does not comment on the concept of “de facto control” or contractual arrangements with VIEs, however, it has a catch-all provision under definition of “foreign investment” to include investments made by foreign investors in China through means stipulated by laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions to provide for contractual arrangements as a form of foreign investment. See “Risk Factors—Risks Relating to our Commercial Relationship with VIEs— Our contractual arrangement with VIEs may be affected by the newly enacted Foreign Investment Law.”

Regulations Relating to Value-Added Telecommunication Services

Among all of the applicable laws and regulations, the Telecommunication Regulations of the People’s Republic of China, or the Telecom Regulations, promulgated by the PRC State Council on September 25, 2000 and amended on July 29, 2014 and February 6, 2016, respectively, is the primary governing law, and sets out the general framework for the provision of telecommunications services by domestic PRC companies. Under the Telecom Regulations, telecommunications service providers are required to procure operating licenses prior to their commencement of operations. The Telecom Regulations distinguish “basic telecommunications services” from “value-added telecommunication services”. Value-added telecommunication services are defined as telecommunications and information services provided through public networks. The Telecom Catalogue was issued as an attachment to the Telecom Regulations to categorize telecommunications services as either basic or value-added. In February 2003 and December 2015, the Telecom Catalogue was updated, respectively, categorizing online data and transaction processing, information services, among others, as value-added telecommunication services.

The Administrative Measures on Telecommunications Business Operating License, promulgated by the Ministry of Industry and Information Technology in 2009 and amended in July 2017, which set forth more specific provisions regarding the types of licenses required to operate value-added telecommunication services, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses. Under these regulations, a commercial operator of value-added telecommunication services must first obtain a license from the Ministry of Industry and Information Technology or its provincial level counterparts, otherwise such operator might be subject to sanctions including corrective orders and warnings from the competent administration authority, fines and confiscation of illegal gains and, in the case of significant infringements, the websites may be ordered to close.

Regulations Relating to E-Commerce

In May 2010, the State Administration of Industry and Commerce adopted the Interim Measures for the Administration of Online Commodities Trading and Relevant Services, which took effective in July 2010. Under these measures, enterprises or other operators which engage in online commodities trading and other services and have been registered with the State Administration of Industry and Commerce or its local branches must make the information stated in their business license available to the public or provide a link to their business license on their website. Online distributors must adopt measures to ensure safe online transactions, protect online shoppers’ rights and prevent the sale of counterfeit goods. Information on products and transactions released by online distributors must be authentic, accurate, complete and sufficient.

In January 2014, the State Administration of Industry and Commerce promulgated the Administrative Measures for Online Trading, which terminated the above interim measures and became effective in March 2014. The Administrative Measures for Online Trading further strengthen the protection of consumers and impose more stringent requirements and obligations on online business operators and third-party online marketplace operators. For example, online business operators are required to issue invoices to consumers for online products and services. Consumers are generally entitled to return products purchased from online business operators within seven days upon receipt, without giving any reason. Online business operators and third-party online marketplace operators are prohibited from collecting any information on consumers and business operators, or disclosing, selling or providing any such information to any third party, or sending commercial electronic messages to consumers, without their consent. Fictitious transactions, deletion of adverse comments and technical attacks on competitors’ websites are prohibited as well. In addition, third-party online marketplace operators are required to examine and verify the identifications of the online business operators and set up and keep relevant records for at least two years. Moreover, any third-party online marketplace operator that simultaneously engages in online trading for products and services should clearly distinguish itself from other online business operators on the marketplace platform.

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In March 2016, the State Administration of Taxation, the Ministry of Finance and the General Administration of Customs jointly issued the Circular on Tax Policy for Cross-Border E-commerce Retail Imports, which took effect in April 2016. Pursuant to this circular, goods imported through the cross-border e-commerce retail are subject to tariff, import value-added tax, or VAT, and consumption tax based on the types of goods. Individuals purchasing any goods imported through cross-border e-commerce retail are taxpayers, and e-commerce companies, companies operating e-commerce transaction platforms or logistic companies are required to withhold the taxes.

On August 31, 2018, the Standing Committee of the National People’s Congress promulgated the E-Commerce Law, which became effective on January 1, 2019. Pursuant to the E-Commerce Law, an e-commerce platform operator shall (i) collect, verify and register the truthful information submitted by the merchants that apply to sell products or provide services on its platform, including the identities, addresses, contacts and licenses, establish registration archives and update such information on a regular basis; (ii) submit the identification information of the merchants on its platform to market regulatory administrative department as required and remind the merchants to complete the registration with market regulatory administrative department; (iii) submit identification information and tax-related information to tax authorities as required in accordance with the laws and regulations regarding the administration of tax collection and remind the individual merchants to complete the tax registration; (iv) record and retain the information of the products and information on its platform and the sales information for no less than 3 years; (v) display the platform service agreement and the transaction rules or links to such information on the homepage of the platform; (vi) display the noticeable labels regarding the products or services provided by the platform operator itself on its platform, and take liabilities for such products and services; (vii) establish a credit evaluation system, display the credit evaluation rules, provide consumers with accesses to make comments on the products and services provided on its platform, and restrain from deleting such comments; and (viii) establish intellectual property protection rules, and take necessary measures when any intellectual property holder notify the platform operator that his intellectual property rights have been infringed. An e-commerce platform operator shall take joint liabilities with the relevant merchants on its platform and may be subject to warnings and fines up to RMB2,000,000 where (i) it fails to take necessary measures when it knows or should have known that the products or services provided by the merchants on its platform do not meet the personal or property safety requirements or such merchants’ other acts may infringe on the lawful rights and interests of the consumers; or (ii) it fails to take necessary measures, such as deleting and blocking information, disconnecting, terminating transactions and services, when it knows or should have known that the merchants on its platform infringe any intellectual property rights of any other third party. With respect to products or services affecting the consumers’ life and health, if an e-commerce platform operator fails to verify the merchants’ qualification or fails to fulfill its obligations to safeguard the safety of consumers, which results in damages to the consumers, it shall take corresponding liabilities and may be subject to warnings and fines up to RMB2,000,000.

We are subject to these measures as a result of our online direct sales and online marketplace.

Regulations Relating to Internet Information Security

In 1997, the Ministry of Public Security promulgated measures that prohibit use of the internet in ways which, among other things, result in a leakage of state secrets or a spread of socially destabilizing content. If an internet information service provider violates these measures, the Ministry of Public Security and the local security bureaus may revoke its operating license and shut down its websites.

Internet information in China is regulated and restricted from a national security standpoint. The Standing Committee of the National People’s Congress has enacted the Decisions on Maintaining Internet Security on December 28, 2000 and further amended on August 27, 2009, which may subject violators to criminal punishment in China for any effort to: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information; or (v) infringe intellectual property rights.

The PRC Cybersecurity Law was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and became effective on June 1, 2017. Under this regulation, network operators, including online lending information service providers, shall comply with laws and regulations and fulfill their obligations to safeguard security of the network when conducting business and providing services, and take all necessary measures pursuant to laws, regulations and compulsory national requirements to safeguard the safe and stable operation of the networks, respond to network security incidents effectively, prevent illegal and criminal activities, and maintain the integrity, confidentiality and usability of network data.

We have, in accordance with relevant provisions on network security of the PRC, established necessary mechanisms to protect information security, including, among others, adopting necessary network security protection technologies such as anti-virus firewalls, intrusion detection and data encryption, keeping record of network logs, and implementing information classification framework.

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Regulations Relating to Privacy Protection

The Several Provisions on Regulating the Market Order of Internet Information Services, issued by the Ministry of Industry and Information Technology in December 2011, provide that, an internet information service provider may not collect any user personal information or provide any such information to third parties without the consent of a user. An internet information service provider must expressly inform the users of the method, content and purpose of the collection and processing of such user personal information and may only collect such information necessary for the provision of its services. An internet information service provider is also required to properly maintain the user personal information, and in case of any leak or likely leak of the user personal information, online lending service providers must take immediate remedial measures and, in severe circumstances, make an immediate report to the telecommunications regulatory authority.

In addition, pursuant to the Decision on Strengthening the Protection of Online Information issued by the Standing Committee of the National People’s Congress in December 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the Ministry of Industry and Information Technology in July 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes.

The Guidelines jointly released by ten PRC regulatory agencies in July 2015 purport, among other things, to require service providers to improve technology security standards, and safeguard user and transaction information. The Guidelines also prohibit service providers from illegally selling or disclosing users’ personal information. Pursuant to the Ninth Amendment to the Criminal Law issued by the Standing Committee of the National People’s Congress in August 2015, which became effective in November 2015, any internet service provider that fails to fulfill the obligations related to internet information security administration as required by applicable laws and refuses to rectify upon orders is subject to criminal penalty for the result of (i) any dissemination of illegal information in large scale; (ii) any severe effect due to the leakage of the client’s information; (iii) any serious loss of criminal evidence; or (iv) other severe situation, and any individual or entity that (i) sells or provides personal information to others in a way violating the applicable law, or (ii) steals or illegally obtain any personal information is subject to criminal penalty in severe situation.

Regulations Relating to Advertising Business

The State Administration for Market Regulation is the government agency responsible for regulating advertising activities in the PRC. According to PRC laws and regulations, companies that engage in advertising activities must obtain a business license from the State Administration for Market Regulation or its local branches which specifically includes operating an advertising business within its business scope. The business license of an advertising company is valid for the duration of its existence, unless the license is suspended or revoked due to a violation of any relevant law or regulation. PRC advertising laws and regulations set forth certain content requirements for advertisements in the PRC including, among other things, prohibitions on false or misleading content, superlative wording, socially destabilizing content or content involving obscenities, superstition, violence, discrimination or infringement of the public interest. Advertisers, advertising agencies, and advertising distributors are required to ensure that the content of the advertisements they prepare or distribute is true and in full compliance with applicable law. In providing advertising services, advertising operators and advertising distributors must review the supporting documents provided by advertisers for advertisements and verify that the content of the advertisements complies with applicable PRC laws and regulations. Prior to distributing advertisements that are subject to government censorship and approval, advertising distributors are obligated to verify that such censorship has been performed and approval has been obtained. The release or delivery of advertisements through the internet must not impair the normal use of the network by users. The advertisements released in pop-up form on a webpage and other forms must show the close flag prominently and ensure one-click close. Violation of these regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements and orders to eliminate the effect of illegal advertisement. In circumstances involving serious violations, the State Administration for Market Regulation or its local branches may revoke the violators’ licenses or permits for their advertising business operations.

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In July 2016, the State Administration of Industry and Commerce issued the Interim Measures for the Administration of Internet Advertising to regulate internet advertising activities. According to these measures, no advertisement of any medical treatment, medicines, food for special medical purpose, medical apparatuses, pesticides, veterinary medicines, dietary supplement or other special commodities or services subject to examination by an advertising examination authority as stipulated by laws and regulations may be published unless the advertisement has passed such examination. In addition, no entity or individual may publish any advertisement of over-the-counter medicines or tobacco on the internet. An internet advertisement must be identifiable and clearly identified as an “advertisement” to the consumers. Paid search advertisements are required to be clearly distinguished from natural search results. In addition, the following internet advertising activities are prohibited: providing or using any applications or hardware to intercept, filter, cover, fast forward or otherwise restrict any authorized advertisement of other persons; using network pathways, network equipment or applications to disrupt the normal data transmission of advertisements, alter or block authorized advertisements of other persons or load advertisements without authorization; or using fraudulent statistical data, transmission effect or matrices relating to online marketing performance to induce incorrect quotations, seek undue interests or harm the interests of others. Internet advertisement publishers are required to verify relevant supporting documents and check the content of the advertisement and are prohibited from publishing any advertisement with unverified content or without all the necessary qualifications. Internet information service providers that are not involved in internet advertising business activities but simply provide information services are required to block any attempt to publish an illegal advisement that they are aware of or should reasonably be aware of through their information services.

Regulations Relating to Intellectual Property

The Standing Committee of the National People’s Congress and the State Council have promulgated comprehensive laws and regulations to protect trademarks. The Trademark Law of the PRC (2013 revision) promulgated on August 23, 1982 and subsequently amended on February 22, 1993, October 27, 2001 and August 30, 2013, respectively, and the Implementation Regulation of the Trademark Law (2014 revision) issued by the State Council on August 3, 2002 and amended on April 29, 2014 are the main regulations protecting registered trademarks. The Trademark Office under the State Administration for Industry and Commerce administrates the registration of trademarks on a “first-to-file” basis, and grants a term of ten years to registered trademarks.

The PRC Copyright Law, adopted in 1990 and revised in 2001, 2010 respectively, with its implementation rules adopted on August 8, 2002 and revised in 2011 and 2013, respectively, and the Regulations for the Protection of Computer Software as promulgated on December 20, 2001 and amended in 2011 and 2013 provide protection for copyright of computer software in the PRC. Under these rules and regulations, software owners, licensees and transferees may register their rights in software with the National Copyright Administration Center or its local branches to obtain software copyright registration certificates.

The Ministry of Industry and Information Technology promulgated the Administrative Measures on Internet Domain Name on August 24, 2017 to protect domain names. According to these measures, domain name applicants are required to duly register their domain names with domain name registration service institutions. The applicants will become the holder of such domain names upon the completion of the registration procedure.

Regulations Relating to Employment

The PRC Labor Law and the Labor Contract Law require that employers must execute written employment contracts with full-time employees. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may constitute criminal offences.

On December 28, 2012, the PRC Labor Contract Law was amended with effect on July 1, 2013 to impose more stringent requirements on labor dispatch. Under such law, dispatched workers are entitled to pay equal to that of full-time employees for equal work, but the number of dispatched workers that an employer hires may not exceed a certain percentage of its total number of employees as determined by the Ministry of Human Resources and Social Security. Additionally, dispatched workers are only permitted to engage in temporary, auxiliary or substitute work. According to the Interim Provisions on Labor Dispatch promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which became effective on March 1, 2014, the number of dispatched workers hired by an employer shall not exceed 10% of the total number of its employees (including both directly hired employees and dispatched workers). The Interim Provisions on Labor Dispatch require employers not in compliance with the PRC Labor Contract Law in this regard to reduce the number of its dispatched workers to below 10% of the total number of its employees prior to March 1, 2016.

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Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. The enterprise may be ordered to pay the full amount within a deadline if it fails to make adequate contributions to various employee benefit plans and may be subject to fines and other administrative sanctions.

Regulations Relating to Foreign Exchange

Regulations on Foreign Currency Exchange

Under the PRC Foreign Currency Administration Rules promulgated on January 29, 1996 and last amended on August 5, 2008 and various regulations issued by the State Administration of Foreign Exchange and other relevant PRC government authorities, payment of current account items in foreign currencies, such as trade and service payments, payment of interest and dividends can be made without prior approval from the State Administration of Foreign Exchange by following the appropriate procedural requirements. By contrast, the conversion of RMB into foreign currencies and remittance of the converted foreign currency outside the PRC for the purpose of capital account items, such as direct equity investments, loans and repatriation of investment, requires prior approval from the State Administration of Foreign Exchange or its local office.

On February 13, 2015, the State Administration of Foreign Exchange promulgated the Circular on Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, effective from June 1, 2015, which cancels the requirement for obtaining approvals of foreign exchange registration of foreign direct investment and overseas direct investment from the State Administration of Foreign Exchange. The application for the registration of foreign exchange for the purpose of foreign direct investment and overseas direct investment may be filed with qualified banks, which, under the supervision of the State Administration of Foreign Exchange, may review the application and process the registration.

The Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise was promulgated on March 30, 2015 and became effective on June 1, 2015. According to this Circular, a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange bureau has confirmed monetary contribution rights and interests (or for which the bank has registered the account-crediting of monetary contribution). For the time being, foreign-invested enterprises are allowed to settle 100% of their foreign exchange capitals on a discretionary basis; a foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise shall first go through domestic re-investment registration and open a corresponding Account for Foreign Exchange Settlement Pending Payment with the foreign exchange bureau (bank) at the place of registration. The Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts was promulgated and became effective on June 9, 2016. According to this Circular, enterprises registered in PRC may also convert their foreign debts from foreign currency into Renminbi on self-discretionary basis. This Circular provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on self—discretionary basis, which applies to all enterprises registered in the PRC. This Circular reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope and may not be used for investments in securities or other investment with the exception of bank financial products that can guarantee the principal within the PRC unless otherwise specifically provided. Besides, the converted Renminbi shall not be used to make loans for related enterprises unless it is within the business scope or to build or to purchase any real estate that is not for the enterprise own use with the exception for the real estate enterprise.

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On January 26, 2017, the State Administration of Foreign Exchange promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, which stipulates several capital control measures with respect to the outbound remittance of profits from domestic entities to offshore entities, including (i) banks must check whether the transaction is genuine by reviewing board resolutions regarding profit distribution, original copies of tax filing records and audited financial statements, and (ii) domestic entities must retain income to account for previous years’ losses before remitting any profits. Moreover, pursuant to this Circular, domestic entities must explain in detail the sources of capital and how the capital will be used, and provide board resolutions, contracts and other proof as a part of the registration procedure for outbound investment.

Regulations on Foreign Exchange Registration of Overseas Investment by PRC Residents

The State Administration of Foreign Exchange issued the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Circular 37, which became effective in July 2014, to replace the Circular of the State Administration of Foreign Exchange on Issues Concerning the Regulation of Foreign Exchange in Equity Finance and Roundtrip Investments by Domestic Residents through Offshore Special Purpose Vehicles, to regulate foreign exchange matters in relation to the use of special purpose vehicles by PRC residents or entities to seek offshore investment and financing or conduct round trip investment in China. Circular 37 defines a “special purpose vehicle” as an offshore entity established or controlled, directly or indirectly, by PRC residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate onshore or offshore assets or interests, while “round trip investment” is defined as direct investment in China by PRC residents or entities through special purpose vehicles, namely, establishing foreign-invested enterprises to obtain the ownership, control rights and management rights. Circular 37 stipulates that, prior to making contributions into a special purpose vehicle, PRC residents or entities be required to complete foreign exchange registration with the State Administration of Foreign Exchange or its local branch. In addition, the State Administration of Foreign Exchange promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which amended Circular 37 and became effective on June 1, 2015, requiring PRC residents or entities to register with qualified banks rather than the State Administration of Foreign Exchange in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

PRC residents or entities who had contributed legitimate onshore or offshore interests or assets to special purpose vehicles but had not obtained registration as required before the implementation of the Circular 37 must register their ownership interests or control in the special purpose vehicles with qualified banks. An amendment to the registration is required if there is a material change with respect to the special purpose vehicle registered, such as any change of basic information (including change of the PRC residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, and mergers or divisions. Failure to comply with the registration procedures set forth in Circular 37 and the subsequent notice, or making misrepresentation on or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations.

Regulations on Stock Incentive Plans

The State Administration of Foreign Exchange promulgated the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, or the Stock Incentive Plan Notice, in February 2012, replacing the previous rules issued by the State Administration of Foreign Exchange in March 2007. Pursuant to the Stock Incentive Plan Notice and other relevant rules and regulations, PRC residents participating in stock incentive plan in an overseas publicly-listed company are required to register with the State Administration of Foreign Exchange or its local branches and follow certain other procedures. Participants of a stock incentive plan who are PRC residents must conduct the registration and other procedures with respect to the stock incentive plan through a qualified PRC agent, which could be a PRC subsidiary of the overseas publicly listed company or another qualified institution appointed by the PRC subsidiary. In addition, the PRC agent is required to update the relevant registration should there be any material change to the stock incentive plan, the PRC agent or other material changes. The PRC agent must, on behalf of the PRC residents who have the right to exercise the employee stock options, apply to the State Administration of Foreign Exchange or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents’ exercise of the employee stock options. The foreign exchange proceeds received by the PRC residents from the sale of shares under the stock incentive plans granted and dividends distributed by the overseas listed companies must be remitted into the bank accounts in the PRC opened by the PRC agents prior to distribution to such PRC residents.

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We intend to adopt a share incentive plan in the future, under which we will have the discretion to award incentives and rewards to eligible participants. We plan to advise the recipients of awards under our share incentive plan to handle relevant foreign exchange matters in accordance with the Stock Incentive Plan Notice. However, we cannot guarantee that all employee awarded equity-based incentives can successfully register with the State Administration of Foreign Exchange in full compliance with the Stock Incentive Plan Notice.

Regulations on Dividend Distribution

Distribution of dividends of foreign investment enterprises are mainly governed by the Foreign Investment Enterprise Law, issued in 1986 and amended in 2000 and 2016, respectively, and the Implementation Rules under the Foreign Investment Enterprise Law, issued in 1990 and amended in 2001 and 2014, respectively. Under these regulations, foreign investment enterprises in the PRC may distribute dividends only out of their accumulative profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, no less than 10% of the accumulated profits of the foreign investment enterprises in the PRC are required to be allocated to fund certain reserve funds each year unless these reserves have reached 50% of the registered capital of the enterprises. A PRC company is not permitted to distribute any profits until any losses from previous fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations Relating to Overseas Listings

On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and the State Administration of Foreign Exchange, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which became effective on September 8, 2006 and was amended on June 22, 2009. These regulations, among other things, require that (i) PRC entities or individuals obtain approval from the Ministry of Commerce before they establish or control a special purpose vehicle overseas, provided that they intend to use the special purpose vehicle to acquire their equity interests in a PRC company at the consideration of newly issued share of the special purpose vehicle, or Share Swap, and list their equity interests in the PRC company overseas by listing the special purpose vehicle in an overseas market; (ii) the special purpose vehicle obtains approval from the Ministry of Commerce before it acquires the equity interests held by the PRC entities or PRC individual in the PRC company by Share Swap; and (iii) the special purpose vehicle obtains China Securities Regulatory Commission approval before it lists overseas.

Regulations Relating to Taxation

Dividend Withholding Tax

In March 2007, the National People’s Congress enacted the Enterprise Income Tax Law which became effective on January 1, 2008 and amended on February 24, 2017. According to Enterprise Income Tax Law, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential withholding arrangement. Pursuant to the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates, issued on January 29, 2008 and supplemented and revised on February 29, 2008, and the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, which became effective on December 8, 2006 and applicable to income derived in any year of assessment commencing on or after April 1, 2007 in Hong Kong and in any year commencing on or after January 1, 2007 in the PRC, such withholding tax rate may be lowered to 5% if a Hong Kong enterprise is deemed the beneficial owner of any dividend paid by a PRC subsidiary by PRC tax authorities and holds at least 25% of the equity interest in that particular PRC subsidiary at all times within the 12-month period immediately prior to the distribution of the dividends. Furthermore, pursuant to the Announcement on Issues concerning “Beneficial Owners” in Tax Treaties issued on February 3, 2018 by the State Administration of Taxation, when determining the status of “beneficial owners,” a comprehensive analysis may be conducted through materials such as articles of association, financial statements, records of capital flows, minutes of board of directors, resolutions of board of directors, allocation of manpower and material resources, the relevant expenses, functions and risk assumption, loan contracts, royalty contracts or transfer contracts, patent registration certificates and copyright certificates, etc. However, even if an applicant has the status as a “beneficiary owner,” if the competent tax authority finds necessity to apply the principal purpose test clause in the tax treaties or the general anti-tax avoidance rules stipulated in domestic tax laws, the general anti-tax avoidance provisions shall apply.

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Enterprise Income Tax

In December 2007, the State Council promulgated the Implementing Rules of the Enterprise Income Tax Law, which became effective on January 1, 2008. The Enterprise Income Tax Law and its relevant implementing rules (i) impose a uniform 25% enterprise income tax rate, which is applicable to both foreign-invested enterprises and domestic enterprises (ii) permits companies to continue to enjoy their existing tax incentives, subject to certain transitional phase-out rules and (iii) introduces new tax incentives, subject to various qualification criteria.

The Enterprise Income Tax Law also provides that enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore be subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The implementing rules further define the term “de facto management body” as the management body that exercises substantial and overall management and control over the production and operations, personnel, accounts and properties of an enterprise. If an enterprise organized under the laws of jurisdiction outside China is considered a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, it would be subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. Second, a 10% withholding tax would be imposed on dividends it pays to its non-PRC enterprise shareholders and with respect to gains derived by its non-PRC enterprise shareholders from transfer of its shares.

On October 17, 2017, the State Administration of Taxation issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises issued by the State Administration of Taxation on December 10, 2009, and partially replaced and supplemented rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the State Administration of Taxation on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a PRC establishment, the relevant gain is to be regarded as effectively connected with the PRC establishment and therefore included in its enterprise income tax filing, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a PRC establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within seven days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange. See “Risk Factors—Risks Related to Doing Business in China—We and our existing shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a Chinese establishment of a non-Chinese company, or immovable properties located in China owned by non-Chinese companies.”

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Value-Added Tax

In November 2011, the Ministry of Finance and the State Administration of Taxation promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. In March 2016, the Ministry of Finance and the State Administration of Taxation further promulgated the Notice on Fully Promoting the Pilot Plan for Replacing Business Tax by Value-Added Tax. Pursuant to this Pilot Plan and the relevant notice, value added tax at a rate of 6% is generally imposed, on a nationwide basis, on the revenue generated from the provision of service in lieu of business tax in the modern service industries. Value added tax of a rate of 6% applies to revenue derived from the provision of some modern services. Unlike business tax, a taxpayer is allowed to offset the qualified input value added tax paid on taxable purchases against the output value added tax chargeable on the modern services provided.

Further, on March 20, 2019, the MOF, the SAT and the General Administration of Customs jointly issued the Announcement on Policies for Deepening the VAT Reform, or Announcement 39, to further reduce value-added tax rates. According to the Announcement 39, (i) for general VAT payers’ sales activities or imports that are subject to VAT at an existing applicable rate of 16% or 10%, the applicable VAT rate is adjusted to 13% or 9% respectively; (ii) for the agricultural products purchased by taxpayers to which an existing 10% deduction rate is applicable, the deduction rate is adjusted to 9%; (iii) for the agricultural products purchased by taxpayers for production or commissioned processing, which are subject to VAT at 13%, the input VAT will be calculated at a 10% deduction rate; (iv) for the exportation of goods or labor services that are subject to VAT at 16%, with the applicable export refund at the same rate, the export refund rate is adjusted to 13%; and (v) for the exportation of goods or cross-border taxable activities that are subject to VAT at 10%, with the export refund at the same rate, the export refund rate is adjusted to 9%. The Announcement 39 came into effect on April 1, 2019 and shall be prevail in case of any conflict with existing provisions

Licenses and Permits

The governing law for Internet information service is the Measures for the Administration of Internet Information Services, or the Internet Content Provider (“ICP”) Measures, which went into effect on September 25, 2000. Under the ICP Measures, any entity that provides information to online Internet users must obtain an operating license from Ministry of Industry and Information Technology (“MIIT”) or its local branch at the provincial level in accordance with the Telecom Regulations described above. The ICP Measures further stipulate that entities providing online information services in areas of news, publishing, education, medicine, health, pharmaceuticals and medical equipment must obtain permission from responsible national authorities prior to applying for an operating license from MIIT or its local branch at the provincial or municipal level. Moreover, ICPs must display their operating license numbers in a conspicuous location on their websites. ICPs must police their websites to remove categories of harmful content that are broadly defined. We are in the process of applying for the ICP license and expect to obtain such license by the end of August 2019 before our e-commerce platform, Ingertona, commences its commercial operation.

Employees

Currently we have a total of 15 employees, all of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Administration	6
Technology	4
Sales and Marketing	5
Total	15

None of our employees belong to a union or are a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to Our Business

Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited consolidated financial statements included in this report include a paragraph that indicates that they were prepared assuming that we would continue as a going concern. We incurred net loss of $985,842 and net cash used in operating activities of $787,467 during the year ended December 31, 2018. As of March 31, 2019, we had incurred an accumulated deficit of $1,625,856. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. Management plans to obtain additional funding and implement its strategic plan to allow the opportunity for the Company to continue as a going concern; however, there can be no assurance that we will be successful in these plans or in attracting equity or alternative financing on acceptable terms, or if at all.

We are a startup company and face challenges often encountered by startups.

We have encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties (which we use to plan our business) are incorrect or change due to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

We may continue to incur losses in the future, and may not be able to return to profitability, which may cause the market price of our shares to decline.

As a startup company, we have not generated revenue. Our current operations are small with a short history. We may be unable to achieve our performance targets, which will impact the Company’s operating results. Our ability to achieve profitability depends on the competitiveness of our products and services as well as our ability to control costs and to provide new products and services to meet the market demands and attract new customers. Due to the numerous risks and uncertainties associated with the development of our business, we cannot guarantee that we may be able to achieve profitability in the short-term or long-term.

Significant delay or failure to obtain an ICP license, which is required for us to provide commercial internet information services, may have a material adverse effect on our business and results of operations.

Our main online e-commerce services, to be operated by our consolidated variable interest entity, Jiaxing Electronic, require us to obtain an ICP license. An ICP license is a value-added telecommunications business operating license required for provision of commercial internet information services under PRC laws and regulations Jiaxing Electronic is in the process of obtaining an ICP license as an internet information provider. Although we do not anticipate any difficulty to obtain such license, there can be no assurance that we will successfully obtain the license in a timely fashion. Any significant delay or failure to obtain an ICP license may prevent or delay our efforts to commercialize and derive revenues from the operation of our e-commerce platform that we are developing, and have a material adverse impact on our business and results of operations.

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We have a limited operating history and face many of the risks and difficulties frequently encountered by development stage companies.

We have had limited operations to date and have not generated any revenues. Therefore, it might be difficult to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our industry is highly fragmented and competitive, and increased competition could reduce our operating income.

The e-commerce industry is highly concentrated with minimal barriers to entry and competitors can launch websites at a relatively low cost. Our business is particularly subject to rapidly and frequently changing consumer trends and preferences. Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not be able to respond in a timely or commercially appropriate manner to these changes. Our failure to accurately predict these trends could negatively affect our inventory levels, sales and consumer opinion of us as a source for the latest products. We will be competing against larger companies with central purchasing efficiencies, inventory economies of scale, and in some cases, brick-and-mortar locations. Given our small size, we will need to compete on:

●	customer service excellence;

●	selection of our niche products;

●	accessibility;

●	convenience;

●	price;

●	order fulfillment speed; and

●	brand recognition.

Our competitors may have longer operating histories, greater financial resources, greater brand recognition, larger customer bases and significantly deeper marketing budgets, which, in turn, may result in lower margins and a decreased market share for our company. There is no assurance that we will compete effectively against present and future competitors, and this competition may have a material adverse effect on our financial condition, operational results, business, and prospects.

We are dependent on the growth of e-commerce.

Our future revenues and growth are dependent upon the continued acceptance of online purchases as the medium of choice for retail purchases. Consumer acceptance of e-commerce is dependent upon the maintenance of reliable infrastructure to support technology demands that increased internet usage places upon bandwidth. Government regulation may cause disruptions in service due to delays in the development of new standards to control various levels of internet activity. Third party internet service providers may also cause service interruptions outside of our control. Such delays could adversely affect our ability to provide adequate customer service to our e-commerce platform users. If online usage growth declines or grows slower than expected, if consumer’s ability to access the internet, or if the infrastructure necessary to sustain online commerce is temporarily or permanently lost, our financial condition, operational results, business, and prospects could be materially adversely affected.

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We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

Actual or perceived security vulnerabilities in mobile devices could negatively affect our business.

The security of mobile devices and wireless networks is crucial to our business. Viruses, worms and other malicious software programs that attack mobile devices and wireless networks have been developed and deployed. Security threats could lead some mobile subscribers to reduce or delay their purchases of mobile content and applications in an attempt to minimize the threat. Wireless carriers and device manufacturers may also spend more on protecting their devices and networks from attack. This could delay adoption of new mobile devices which tend to include more features and functionalities that facilitate increased use of mobile content and applications. In any such instance, actual or perceived security threats and the reactions to those threats could negatively affect our results of operations.

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Xianyi Hao, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in technical fields. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel, especially software engineers, is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified software engineering and marketing personnel in the locations where we principally operate.

The loss of the services of any key software engineering, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

We may not be able to manage our expansion of operations effectively.

We are in the process of developing our business in order to meet the potentially increasing demand for our future products, as well as capture new market opportunities. Our current business operations are small with a short history. We may be unable to achieve our performance targets, which will impact the Company’s operating results. As we continue to grow, we must continue to improve our operational and financial systems, procedures and controls, increase service capacity and output, and expand, train and manage our growing employee base. In order to fund our on-going operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, our management will be required to maintain and strengthen our relationships with our customers and other third parties. Currently, we only have 15 employees. As a result, our continued expansion has placed, and will continue to place, significant strains on our management personnel, systems and resources. We also will need to further strengthen our internal control and compliance functions to ensure that we will be able to comply with our legal and contractual obligations and minimize our operational and compliance risks. Our current and planned operations, personnel, systems, internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

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Our holding company structure may limit the payment of dividends.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investment. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

After-tax profits/losses with respect to the payment of dividends out of accumulated profits and the annual appropriation of after-tax profits as calculated pursuant to PRC accounting standards and regulations do not result in significant differences as compared to after-tax earnings as presented in our financial statements.

However, there are certain differences between PRC accounting standards and regulations and U.S. GAAP, arising from different treatment of items such as amortization of intangible assets and change in fair value of contingent consideration rising from business combinations.

To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company are located in China, the PCAOB may not be able to inspect such audit documentation and, as a result, you may be deprived of the benefits of such inspection.

Our independent registered public accounting firm issued an audit opinion on the financial statements included in this Form 8-K and will issue audit reports related to the Company in the future. As the auditor of a company filing reports with the SEC and as a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our auditor’s work papers are or become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of our auditors’ work papers in China would make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may consequently lose confidence in our reported financial information and procedures and the quality of our financial statements. As a result, our investors may be deprived of the benefits of PCAOB’s oversight of our auditors through such inspections.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed so-called reverse acquisitions, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company.

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The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in China where substantially all of our operations and business are located have conducted any due diligence on our operations or reviewed or cleared any of our disclosure.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in China. Since substantially all of our operations and business takes place in China, it may be more difficult for the staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosure. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of the China Securities Regulatory Commission, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any due diligence on our company and with the understanding that none of our SEC reports, other filings or any of our other public pronouncements has been reviewed or otherwise been scrutinized by any local regulator.

Risks Relating to our Commercial Relationship with VIEs

PRC laws and regulations governing our businesses and the validity of certain of our Contractual Arrangements are uncertain. If we are found to be in violation of such PRC laws and regulations, our business may be negatively affected and we may be forced to relinquish our interests in those operations.

We plan to engage in e-commerce business when our platform is fully tested. The PRC government e-commerce businesses through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunications-related businesses. Specifically, foreign investors are not allowed to own more than 50% equity interest in any PRC company engaging in value-added telecommunications business. The primary foreign investor must have experience and a good track record in providing value-added telecommunications services overseas.

Because we were incorporated in Nevada, we are classified as a foreign enterprise under PRC laws and regulations, and our wholly-owned PRC subsidiary, Jiaxing Bangtong, is a foreign-invested enterprise. Accordingly, our subsidiary is not eligible to operate a value-added telecommunications service business in China. As a result, we plan to conduct our e-commerce business in China through our consolidated VIEs and their affiliates. Jiaxing Bangtong has entered into the Contractual Arrangements with our consolidated VIEs and their shareholders.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. Our PRC legal counsel is of the opinion that our current ownership structure, the ownership structure of our PRC subsidiary, our consolidated VIEs and their subsidiaries, and the Contractual Arrangements among them are not in violation of existing PRC laws, rules and regulations.

As there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, and the Telecommunications Regulations and the relevant regulatory measures concerning the telecommunications industry, there can be no assurance that the PRC government authorities, such as the Ministry of Commerce or other authorities that regulate online services providers and other participants in the telecommunications industry, would ultimately take a view that is consistent with the opinion of our PRC legal counsel or agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

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If our corporate structure and contractual arrangements are deemed by the Ministry of Commerce or other regulators having competent authority to be illegal, either in whole or in part, we may lose control of our consolidated VIEs and may have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;
●	levying fines on us;
●	confiscating any of our income that they deem to be obtained through illegal operations;
●	shutting down our services;
●	discontinuing or restricting our operations in China;
●	imposing conditions or requirements with which we may not be able to comply;
●	requiring us to change our corporate structure and contractual arrangements;
●	restricting or prohibiting our use of the proceeds from overseas offerings to finance our PRC consolidated VIEs’ business and operations; and
●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. See “Risks Relating to our Commercial Relationship with VIEs— Our contractual arrangement with VIEs may be affected by the newly enacted Foreign Investment Law.” Occurrence of any of these events could materially and adversely affect our business and financial condition and results of operations. In addition, if the imposition of any of these penalties or requirements to restructure our corporate structure causes us to lose the right to direct the activities of our consolidated VIEs or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of such VIEs in our consolidated financial statements. If our corporate structure and contractual arrangements are deemed to be illegal by relevant regulators, our business and results of operations would be materially and adversely affected and the price of our shares may decline.

Our arrangements with the VIEs and their shareholders may be subject to scrutiny by the PRC tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore which could have an adverse effect on our income and expenses.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or VIEs or their equity holders owe and/or are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our VIEs, may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that our agreements with the VIEs and their shareholders were not entered into based on arm’s length negotiations. As a result, they may adjust our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. Such an adjustment may require that we pay additional PRC taxes plus applicable penalties and interest, if any.

Our contractual arrangement with VIEs may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law or the FIL, which will take effect on January 1, 2020, and replace the existing laws regulating foreign investment in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, or Existing FIE Laws, together with their implementation rules and ancillary regulations. However, uncertainties still exist in relation to interpretation and implementation of the FIL, especially in regard to, including, among other things, the nature of VIE contractual arrangements, the promulgation schedule of both the “negative list” under the FIL and specific rules regulating the organization form of foreign-invested enterprises within the five-year transition period. While FIL does not define contractual arrangements as a form of foreign investment explicitly, we cannot assure you that future laws and regulations will not provide for contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our control over our VIEs through contractual arrangements will not be deemed as foreign investment in the future. In the event that any possible implementing regulations of the FIL, any other future laws, administrative regulations or provisions deem contractual arrangements as a way of foreign investment, or if any of our operations through contractual arrangements is classified in the “restricted” or “prohibited” industry in the future “negative list” under the FIL, our contractual arrangements may be deemed as invalid and illegal, and we may be required to unwind the VIE contractual arrangements and/or dispose of any affected business. Also, if future laws, administrative regulations or provisions mandate further actions to be taken with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Furthermore, under the FIL, foreign investors or the foreign investment enterprise should be imposed legal liabilities for failing to report investment information in accordance with the requirements. In addition, the FIL provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within a five-year transition period, which means that we may be required to adjust the structure and corporate governance of certain of our PRC subsidiaries in such transition period. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

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Our contractual arrangements may not be as effective in providing control over the variable interest entities as direct ownership.

We rely on contractual arrangements with our VIEs to operate our electronic platform in China and other businesses in which foreign investment is restricted or prohibited. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs.

If we had direct ownership of the VIEs, we would be able to exercise our rights as an equity holder directly to effect changes in the boards of directors of the entity, which could effect changes at the management and operational level. Under our contractual arrangements, we would be able to change the members of the boards of directors of the entity only by exclusively exercising the equity holders’ voting rights and would have to rely on the variable interest entity and the variable interest entity equity holders to perform their obligations in the contractual arrangements in order to exercise our control over the variable interest entity. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. For example, our VIEs and their equity holders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using our domain names and trademarks which the relevant variable interest entity has exclusive rights to use, in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the call option, we may replace the equity holders of the VIEs at any time pursuant to the contractual arrangements. However, if any equity holder is uncooperative and any dispute relating to these contracts or the replacement of the equity holders remains unresolved, we will have to enforce our rights under the contractual arrangements through the operations of PRC law and arbitral or judicial agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. See “Any failure by our VIEs or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.” Consequently, the contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership.

Any failure by our VIEs or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

If our VIEs or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into exclusive option agreements in relation to our VIEs, which provides that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity or, in some cases, its assets, to the extent permitted by applicable PRC laws, rules and regulations, the exercise of the option is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into an equity interest pledge agreement with respect to the VIE to secure certain obligations of such VIES or their equity holders to us under the contractual arrangements. However, the enforcement of such agreement through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the equity pledge agreement are primarily intended to help us collect debts owed to us by the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the variable interest entity.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. In the event we are unable to enforce the contractual arrangements, we may not be able to exert effective control over the VIEs, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

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The shareholders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The equity interests of each of our VIEs are held by numerous shareholders, including Xiaoyi Hao, our Chairman and Chief Executive Officer. These shareholders may have potential conflicts of interest with us. These shareholders may breach, or cause our VIEs to breach, the existing contractual arrangements, which would have a material adverse effect on our ability to effectively control our VIEs and their subsidiaries and receive economic benefits from them. For example, these shareholders may be able to cause our agreements with our VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreements with these shareholders to request them to transfer all of their equity interests in our VIEs to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Risk Related to Doing Business in China

Changes in the economic and political policies of the PRC government could have a material and adverse effect on our business and operations.

We conduct substantially all our business operations in China. Accordingly, our results of operations, financial condition and prospects are significantly dependent on economic and political developments in China. China’s economy differs from the economies of developed countries in many aspects, including the level of development, growth rate and degree of government control over foreign exchange and allocation of resources. While China’s economy has experienced significant growth in the past 30 years, the growth has been uneven across different regions and periods and among various economic sectors in China. We cannot assure you that China’s economy will continue to grow, or that if there is growth, such growth will be steady and uniform, or that if there is a slowdown, such slowdown will not have a negative effect on its business and results of operations.

The PRC government exercises significant control over China. Accordingly, our results of operations, financial condition and prospects are significantly dependent on economic and political developments in China. Certain measures adopted by the PRC government may restrict loans to certain industries, such as changes in the statutory deposit reserve ratio and lending guidelines for commercial banks by the People’s Bank of China. These current and future government actions could materially affect our liquidity, access to capital, and ability to operate our business.

The global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. Since 2012, growth of the Chinese economy has slowed down. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, any stimulus measures designed to boost the Chinese economy, may contribute to higher inflation, which could adversely affect our results of operations and financial condition. See “—Future inflation in China may inhibit our ability to conduct business in China.”

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Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to FIEs. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations, and rules are not always uniform, and enforcement of these laws, regulations, and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

You may have difficulty enforcing judgments against us.

Most of our assets are located outside of the United States and most of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Our counsel as to PRC law has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security, or the public interest. So, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. Our ability to operate in China may be harmed by changes in internet-related laws and regulations and these laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. While we believe that our operations in China are in material compliance with all applicable legal and regulatory requirements, new laws and regulations may be promulgated that will regulate internet activities, including online retail. If these new laws and regulations are promulgated, additional licenses may be required for our operations. If our operations do not comply with these new regulations at the time they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties.

Future inflation in China may inhibit our ability to conduct business in China.

According to the National Bureau of Statistics of China, the annual average percent changes in the consumer price index in China for 2016, 2017 and 2018 were 2.0%, 1.6% and 2.1%, respectively. Although we have not been materially affected by inflation in the past, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China. For example, certain operating costs and expenses, such as employee compensation and office operating expenses may increase as a result of higher inflation. Additionally, because a substantial portion of our assets consists of cash and cash equivalents, high inflation could significantly reduce the value and purchasing power of these assets.

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Restrictions on currency exchange may limit our ability to receive and use our sales effectively.

We believe all of our revenues that we generate in the future will be settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that FIEs may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our ordinary shares will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

Substantially all of our sales are earned by our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent companies. PRC legal restrictions permit payments of dividends by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of their annual after-tax profits determined in accordance with PRC generally accepted accounting principles to a statutory general reserve fund until the amounts in said fund reaches 50% of their registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Although we have made contributions to some employee benefit plans, such as social security plans, we may have not made adequate employee benefit payments required by PRC regulations. We may be required to make up the contributions for these plans as well as pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

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Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

On March 16, 2007, the National People’s Congress of China passed the EIT Law, and on November 28, 2007, the State Council of China passed its implementing rules, which took effect on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

Heightened scrutiny of acquisition transactions by PRC tax authorities may have a negative impact on Chinese company’s business operations and its acquisition strategy.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, effective on January 1, 2008, and the Announcement on Several Issues Related to Enterprise Income Tax for Indirect Asset Transfer by Non-PRC Resident Enterprises, or SAT Announcement 7, effective on February 3, 2015, issued by the State Administration of Taxation (“SAT”), if a non-resident enterprise transfers the equity interests of or similar rights or interests in overseas companies which directly or indirectly own PRC taxable assets through an arrangement without a reasonable commercial purpose, but rather to avoid PRC corporate income tax, the transaction will be re-characterized and treated as a direct transfer of PRC taxable assets subject to PRC corporate income tax. SAT Announcement 7 specifies certain factors that should be considered in determining whether an indirect transfer has a reasonable commercial purpose. However, as SAT Announcement 7 is newly issued, there is uncertainty as to the application of SAT Announcement 7 and the interpretation of the term “reasonable commercial purpose.”

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Under SAT Announcement 7, the entity which has the obligation to pay the consideration for the transfer to the transferring shareholders has the obligation to withhold any PRC corporate income tax that is due. If the transferring shareholders do not pay corporate income tax that is due for a transfer and the entity which has the obligation to pay the consideration does not withhold the tax due, the PRC tax authorities may impose a penalty on the entity that so fails to withhold, which may be relieved or exempted from the withholding obligation and any resulting penalty under certain circumstances if it reports such transfer to the PRC tax authorities.

Although SAT Announcement 7 is generally effective as of February 3, 2015, it also applies to cases where the PRC tax treatment of a transaction that took place prior to its effectiveness has not yet been finally settled. As a result, SAT Announcement 7 could be determined by PRC tax authorities to be applicable to the historical reorganization, and it is possible that these transactions could be determined by PRC tax authorities to lack a reasonable commercial purpose. As a result, the transfer of shares by certain shareholders to other parties could be subject to corporate income tax of up to 10% on capital gains generated from such transfers, and PRC tax authorities could impose tax obligations on the transferring shareholders or subject us to penalty if the transferring shareholders do not pay such obligations and withhold such tax.

SAT Announcement 7 and its interpretation by relevant PRC authorities clarify that an exemption provided by SAT Circular 698 for transfers of shares in a publicly-traded entity that is listed overseas is available if the purchase of the shares and the sale of the shares both take place in open-market transactions. However, if a shareholder of an entity that is listed overseas purchases shares in the open market and sells them in a private transaction, or vice-versa, PRC tax authorities might deem such a transfer to be subject to SAT Circular 698 and SAT Announcement 7, which could subject such shareholder to additional reporting obligations or tax burdens. Accordingly, if a holder of the Company’s ordinary shares purchases such ordinary shares in the open market and sells them in a private transaction, or vice-versa, and fails to comply with SAT Circular 698 or SAT Announcement 7, the PRC tax authorities may take actions, including requesting to provide assistance for their investigation or impose a penalty on it, which could have a negative impact on the company’s business operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties, and make most of our sales in China. The PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Risks Related to the Market for our Common Stock

Our common stock is quoted on the OTC market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC market. The OTC market is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC market may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

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We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an “emerging growth company,” we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until the end of 2020, although circumstances could cause us to lose that status earlier, including if we become a large accelerated filer or if we have issued an aggregate of $1 billion in non-convertible debt during the preceding 3 years. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our largest stockholder holds a significant percentage of our outstanding voting securities and may be able to control our management and affairs.

Zhuohong International Development Limited, our largest stockholder, is the beneficial owner of approximately 47.3% of our outstanding voting securities. As a result, it possesses significant influence, and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Its ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover, or other business combination, or discourage a potential acquirer from making a tender offer.

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Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

As a public company, the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require us to implement various corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these public company obligations requires us to devote significant time and resources and places significant additional demands on our finance and accounting staff and on our financial accounting and information systems. We plan to hire additional accounting and financial staff with appropriate public company reporting experience and technical accounting knowledge. Other expenses associated with being a public company include increased auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses.

We are required under the Sarbanes-Oxley Act of 2002 to document and test the effectiveness of our internal control over financial reporting. In addition, we are required under the Exchange Act to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to maintain effective controls or implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Provisions in our articles of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our board of directors has the right to determine the authorized number of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to control the size of or fill vacancies on our board of directors. In addition, we are authorized to issue up to 20,000,000 shares of preferred stock, in one or more classes or series as may be determined by our board of directors. The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

Bangtong International, a Seychelles holding company, was formed on May 25, 2018. The following financial data was extracted from the audited consolidated financial statements of Bangtong International and its subsidiaries for the years ended December 31, 2018 and 2017, and the unaudited consolidated financial statements of the Company and its subsidiaries for the three months ended March 31, 2019 and 2018. Currently, Bangtong International does not conduct any substantive operations.

Our revenues were $nil both for the years ended December 31, 2018 and 2017, and for the three months ended March 31, 2019 and 2018. Our net loss was $985,842 and $2,029, $637,985 and $1,466 for the respective periods. Losses have principally occurred as a result of the lack of a source of recurring revenues and the substantial resources required for our initial operations which included the general and administrative expenses associated with such activities. These conditions raise substantial doubt about our ability to continue as a going concern.

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Results of Operation

Comparison for The Years Ended December 31, 2018 and 2017

The following table sets forth key components of our results of operations during the year ended December 31, 2018 and 2017.

	2018	2017	Change
Revenue	$-	$-	$-
Cost of revenue	-	-	-
Gross profit	$-	$-	$-
Other income	2,743	-	2,743
General and administrative expense	(988,585)	(2,029)	(986,556)
Net loss	$(985,842)	$(2,029)	$(983,813)

Revenue

We did not generate any revenues for both years as we did not sell any products during these years. We are developing our e-commerce platform which will serve consumers through our retail website that enables third-party sellers to sell their products on the online marketplace. We expect that the platform is ready in the first quarter of 2020 and we will start generating revenues during the 2020 fiscal year.

Cost of revenue

As we did not earn any revenue, we did not incur any cost of revenue during both years.

Gross profit and gross margin

As a result of no revenue and cost of revenue being realized, gross profit and gross margin were $nil for both years.

General and administrative expense

Our general and administrative expense consists primarily of salary expense, travelling expenses, as well as consultancy fees. Our general and administrative expenses increased by $986,556 to $988,585 for the year ended December 31, 2018 from 2017. Such increase incurred mainly because we engaged consultants to develop our e-commerce platform and to provide consulting services in connection with the Reverse Acquisition.

Net loss

As a result of the cumulative effect of the factors described above, our net loss increased by $983,813 to $985,842 for the year ended December 31, 2018.

Liquidity and Capital Resources

Working capital:	Year Ended December 31, 2018	Year Ended December 31, 2017
Total current assets	$1,592,696	$967
Total current liabilities	807,979	3,074
Working capital surplus (deficiency)	$(784,717)	$(2,107)

As of December 31, 2018, we had cash and cash equivalents of $970,752. To date, we have financed our operations primarily through contributions by owners and borrowings from related parties. The following table provides detailed information about our net cash flows for the year ended December 31, 2018 and 2017:

Cash flows:	Year Ended December 31, 2018	Year Ended December 31, 2017
Net cash (used in) provided by operating activities	$(787,467)	$931
Net cash (used in) investing activities	(54,917)	-
Net cash provided by financing activities	1,778,046	-
Effect of exchange rate changes on cash and cash equivalents	34,123	36
Net increase in cash and cash equivalents	969,785	967
Cash and cash equivalents at the beginning of year	967	-
Cash and cash equivalents at the end of year	$970,752	$967

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Operating Activities

Net cash used in operating activities was $787,467 for the year ended December 31, 2018, as compared to net cash provided by operating activities of $931 for the year ended December 31, 2017. The increase in net cash used in operating activities was mainly attributable to more expenses were incurred for the operation during the 2018 fiscal year.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2018 was $54,917, as compared to $nil for the year ended December 31, 2017. The increase in net cash used in investing activities was mainly attributable to the acquisition of leasehold improvements, equipment and motor vehicles.

Financing Activities

Net cash provided by financing for the year ended December 31, 2018 was $1,778,046, as compared to $nil for the year ended December 31, 2017. The increase of net cash provided by financing activities was mainly attributable to the capital contributions from our existing stockholders to finance our operations.

Capital Expenditures

Capital expenditures for the year ended December 31, 2018 and 2017 were $54,917 and $nil, respectively. The increase in capital expenditures was due to the acquisition of leasehold improvements, equipment and motor vehicles. We anticipate increasing our capital expenditures in the 2019 fiscal year.

Contractual Obligations and Commercial Commitments

We had the following contractual obligations and commercial commitments as of December 31, 2018:

	Total	Less than 1 year	1-5 years	More than 5 years
Operating lease	$119,087	$41,775	$77,312	$-

For the year ended December 31, 2018, we entered into a three-year operating lease agreement commencing in October 2018 and expiring on September 2021. The effective monthly lease expense is $3,609 (RMB 24,822). The outstanding lease commitment as of December 31, 2018 was $119,087.

Comparison for The Three Months Ended March 31, 2019 and 2018

The following table sets forth key components of our results of operations during the three months ended March 31, 2019 and 2018.

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Change
Revenue	$-	$-	$-
Cost of revenue	-	-	-
Gross profit	$-	$-	$-
Other income	527	-	527
General and administrative expense	(638,512)	(1,466)	(637,046)
Net loss	$(637,985)	$(1,466)	$(636,519)

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Revenue

We did not generate any revenues for both periods as we did not sell any products during these years. We are developing our e-commerce platform which will serve consumers through our retail website that enables third-party sellers to sell their products on the online marketplace. We expect that the platform is ready in the first quarter of 2020 and we will start generating revenues during the 2020 fiscal year.

Cost of revenue

As we did not earn any revenue, we did not incur any cost of revenue during both periods.

Gross profit and gross margin

As a result of no revenue and cost of revenue being realized, gross profit and gross margin were $nil for both periods.

General and administrative expense

Our general and administrative expense consists primarily of salary expense, travelling expenses, as well as consultancy fees. Our general and administrative expenses increased by $637,046 to $638,512 for the three months ended March 31, 2019. Such increase incurred mainly because beginning the 2018 fiscal year, we engaged consultants to develop our e-commerce platform and to provide consulting services in connection with the Reverse Acquisition transaction.

Net loss

As a result of the cumulative effect of the factors described above, our net loss increased by $636,519 to $637,985 for the three months ended March 31, 2019.

Liquidity and Capital Resources

Working capital:	2019	2018
Total current assets	$1,007,547	$1,111
Total current liabilities	1,015,304	4,781
Working capital deficiency	$(7,757)	$(3,670)

As of March 31, 2019, we had cash and cash equivalents of $762,626. To date, we have financed our operations primarily through contributions by owners and borrowings from related parties. The following table provides detailed information about our net cash flows for the three months ended March 31, 2019 and 2018:

Cash flows:	2019	2018
Net cash (used in) provided by operating activities	$(96,710)	$107
Net cash (used in) investing activities	(134,243)	-
Effect of exchange rate changes on cash and cash equivalents	22,287	37
Net (decrease) increase in cash and cash equivalents	(208,126)	144
Cash and cash equivalents at the beginning of year	970,752	967
Cash and cash equivalents at the end of year	$762,626	$1,111

Operating Activities

Net cash used in operating activities was $96,710 for the three months ended March 31, 2019, as compared to net cash provided by operating activities of $107 for the three months ended March 31, 2018. The increase in net cash used in operating activities was mainly attributable to more expenses were incurred for the operation during the 2019 period.

Investing Activities

Net cash used in investing activities for the three months ended March 31, 2019 was $134,243, as compared to $nil for the three months ended March 31, 2018. The increase in net cash used in investing activities was mainly attributable to the acquisition of leasehold improvements, equipment and motor vehicles.

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Capital Expenditures

Capital expenditures for the three months ended March 31, 2019 and 2018 were $134,243 and $nil, respectively. The increase in capital expenditures was due to the acquisition of leasehold improvements, equipment and motor vehicles. We anticipate increasing our capital expenditures in the 2019 fiscal year.

Contractual Obligations and Commercial Commitments

We had the following contractual obligations and commercial commitments as of March 31, 2019:

	Total	Less than 1 year	1-5 years	More than 5 years
Operating lease	$110,955	$42,932	$68,023	$-

In the 2018 fiscal year, we entered into a three-year operating lease agreement commencing in October 2018 and expiring on September 2021. The effective monthly lease expense is $3,609 (RMB 24,822). The total lease payments as of March 31, 2019 was $110,955 with the imputed interest of $8,419. Under the adoption of the new lease guidance, we recorded $102,536 of right-of-use assets, $39,714 in current operating lease liabilities and $62,822 in non-current operating lease liabilities as of March 31, 2019.

We believe that our current cash and financing from our existing stockholders are adequate to support operations for at least the next 12 months. We may, however, in the future, require additional cash resources due to changing business conditions, implementation of our strategy to commence and expand our business we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Inflation

Inflation and changing prices have not had a material effect on our business, and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to significant seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

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Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. Subsidiaries are all entities over which the Company has control. Control exists when the Company has the power over the entity, exposure, or rights to variable returns from involvement in the entity, and the ability to use power over the entity to affect returns through its power over the entity. In assessing control, potential voting rights that presently are exercisable are taken into account. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent liabilities at the balance sheet date, and revenue and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s financial statements include the economic lives and impairment of leasehold improvements and equipment, allowance for doubtful accounts and etc. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

Recognition of revenue

The Company offers an online marketplace through its e-commerce platform that enables third-party sellers to sell their products to consumers. The e-commerce platform has yet been launched and the Company has not yet generated any revenues.

The Company adopted ASC topic 606, Revenue from Contracts with Customers (“ASC 606”), from January 1, 2018. Revenues for the year ended December 31, 2018 were presented under ASC 606, and revenues for the years ended December 31, 2017 was not adjusted and continue to be presented under ASC topic 605, Revenue Recognition (“ASC 605”). The Company’s revenue recognition policies effective on the adoption date of ASC 606 are presented as below.

Consistent with the criteria of ASC 606, the Company recognizes revenues when the Company satisfies a performance obligation by transferring a promised good or service (that is, an asset) to a customer. An asset is transferred when the customer obtains control of that asset.

In accordance with ASC 606, the Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. When the Company is a principal, that the Company obtains control of the specified goods or services before they are transferred to the customers, the revenues should be recognized in the gross amount of consideration to which it expects to be entitled in exchange for the specified goods or services transferred. When the Company is an agent and its obligation is to facilitate third parties in fulfilling their performance obligation for specified goods or services, revenues should be recognized in the net amount for the amount of commission which the Company earns in exchange for arranging for the specified goods or services to be provided by other parties. Revenue is recorded net of value-added taxes.

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The Company recognizes revenue net of discounts and return allowances when the products are delivered and title passes to customers. Significant judgement is required to estimate return allowances. For online direct sales business with return conditions, the Company reasonably estimate the possibility of return based on the historical experience, changes in judgments on these assumptions and estimates could materially impact the amount of net revenues recognized.

Recent accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration that a company expects to be entitled to in exchange for the goods or services. To achieve this principle, a company must apply five steps including identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) the company satisfies the performance obligations. Additional quantitative and qualitative disclosure to enhance the understanding about the nature, amount, timing, and uncertainty of revenue and cash flows is also required. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. In April 2016, the FASB issued ASU 2016-10, “Identifying Performance Obligations and Licensing.” ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. The effective date of ASU 2016-10 is the same as the effective date of ASU 2014-09. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of March 31, 2019 and December 31, 2018.

In January 2016, the FASB issued a new pronouncement ASU 2016-01 Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. The ASU also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

ASU 2016-01 was further amended in February 2018 by ASU 2018-03, “Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. This update was issued to clarify certain narrow aspects of guidance concerning the recognition of financial assets and liabilities established in ASU 2016-01. This includes an amendment to clarify that an entity measuring an equity security using the measurement alternative may change its measurement approach to a fair valuation method in accordance with Topic 820, Fair Value Measurement, through an irrevocable election that would apply to that security and all identical or similar investments of the same issued.

ASU 2016-01 and ASU 2018-03 are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Adoption of the amendment must be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except for amendments related to equity instruments that do not have readily determinable fair values which should be applied prospectively. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of March 31, 2019 and December 31, 2018.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company expects to adopt ASU 2016-02 in the first quarter of fiscal year 2019. Adoption of this standard resulted in the recognition of right-of-use assets and operating lease liabilities. As of March 31, 2019, the adoption of this standard did not have a material impact on the Company’s operating results or cash flows.

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In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is in the process of evaluating the impact of the adoption of this pronouncement on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18: Statement of Cash Flows (Topic 230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU on update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments in this Update should be applied using a retrospective transition method each period presented. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of March 31, 2019 and December 31, 2018.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

PROPERTIES

All land in China is owned by the state or local governments. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years. This period may be renewed at the expiration of the initial and any subsequent terms according to the relevant Chinese laws. Granted land use rights are transferable and may be used as collateral for borrowings and other obligations.

Our executive offices are located at Room 202-1, Building #21 of Intelligence and Wealth Center, Jiaxing, Zhejiang Province, China, 314000 which consist of 787.24 square meters, all of which are dedicated to administrative office space. We lease our facilities pursuant to a lease agreement that our PRC subsidiary, Bangtong Technology entered into with Jiaxing Innovation Park Development Co., Ltd. for a lease term commencing on October 1, 2018 and ending on September 30, 2021. Currently we pay our rent in an amount of RMB 287,342.60 (approximately $41,775) per year. We believe that all our real property has been adequately maintained, is generally in good condition, and is suitable and adequate for our business. We do not own or rent any other real estate or other properties.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of June 21, 2019 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Room 201, Building NO. 22 of Zhifu Center, Xiuzhou District, Jiaxing, Zhejiang Province, China, 314000.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Xianyi Hao, Chairman, CEO, President and CFO	Common Stock	1,380,000	1.2%
Guanhua International Limited(3)	Common Stock	7,480,000	6.7%
Zhengyu International Limited(4)	Common Stock	10,280,000	9.2%
Wanbo International Limited(5)	Common Stock	28,050,000	25.1%
Zhuohong International Development Limited(6)	Common Stock	52,810,000	47.3%
Feng Jiang	Common Stock	8,786,948	7.9%

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	A total of 111,600,000 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of June 21, 2019. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Chunrong Jin is the sole director of Guanhua International Limited and has voting and dispositive power of the securities held by Guanhua International Limited.

(4)	Xiaming Jin is the sole director of Zhengyu International Limited and has voting and dispositive power of the securities held by Zhengyu International Limited.

(5)	Bo Fang is the sole director of Wanbo International Limited and has voting and dispositive power of the securities held by Wanbo International Limited.

(6)	Ke Yi is the sole director of Zhuohong International Development Limited and has voting and dispositive power of the securities held by Zhuohong International Development Limited.

Changes in Control

Prior to the closing of the Reverse Acquisition, all 100,000,000 shares of common stock issued on April 1, 2019 pursuant to the Exchange Agreement were held in escrow and deemed to be in full control of the Company. As of June 21, 2019, the closing date of the Reverse Acquisition, all of these shares were released from and delivered out of escrow to the following entities and individuals in the amounts set opposite their names.

Xianyi Hao	1,380,000
Guanhua International Limited	7,480,000
Zhengyu International Limited	10,280,000
Wanbo International Limited	28,050,000
Zhuohong International Development Limited	52,810,000

This constituted a change of control of the Company. Other than the transactions and agreements previously described, our officers and directors are not aware of any arrangements which if consummated may result in a change in control of the Company at a subsequent date.

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DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following sets forth information about our director and executive officer as of the date of this report:

NAME	AGE	POSITION
Xianyi Hao	54	Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasury and Secretary

Xianyi Hao. Mr. Jiang has nearly 30 years’ experience in planning and management work. He has served as our Chairman, Chief Executive Officer, President and Chief Financial Officer since June 21, 2019. From November 2013 to December 2017, Mr. Hao worked at Shenyang Guanchen Trading Company as its general manager. Since January 2018 Mr. Hao has been General Manager of Shenzhen Bangtong and Chief Executive Officer of Shenyang Bangton. Mr. Hao graduated from Liaoning University with a Bachelor’s degree of International Trade.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation Table - Fiscal Years Ended December 31, 2018 and 2017

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Xianyi Hao, CEO(1)	2018	8,742	-	-	-	-	-	-	8,742
	2017	-	-	-	-	-	-	-	-
Feng Jiang, former CEO(2)	2018	1,795	-	-	-	-	-	-	1,795
	2017	-	-	-	-	-	-	-	-
Hsin-Nan Lin, former CEO(3)	2018	-	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-	-

(1)	Mr. Hao became our Chief Executive Office on June 21, 2019. The compensation shown in this table includes the amount Mr. Hao received from our subsidiaries prior to the consummation of the Reverse Acquisition.

(2)	Mr. Jiang served as our Chief Executive Officer from January 7, 2019 until June 21, 2019. The compensation shown in this table includes the amount Mr. Jiang received from our subsidiaries prior to the consummation of the Reverse Acquisition.

(3)	Mr. Lin served as our Chief Executive Officer until January 7, 2019.

Employment Agreements

All of our employees have executed our standard employment agreements as required by the Chinese labor law. Our employment agreements with our executives provide the amount of each executive officer’s salary, title and establish their eligibility to receive a bonus. The employment agreement between Shenyang Bangtong and Mr. Hao, dated January 1, 2018, provides that Mr. Hao is employed as Shenyang Bangtong’s CEO with a two-year term of employment until December 31, 2019. Mr. Hao receives a monthly salary of RMB 5,000 (approximately $725) under the employment agreement. He is also subject to customary confidentiality covenants under the employment agreement.

Outstanding Equity Awards at Fiscal Year End

No unexercised options, stock that has not vested or outstanding equity incentive plan awards were held by any of our named executive officers at December 31, 2018.

Compensation of Directors

No member of our board of directors received any compensation for his or her services as a director during the year ended December 31, 2018.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our fiscal year ended December 31, 2017, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

●	On April 1, 2019, we entered into the Exchange Agreement with Bangtong International and holders of all outstanding capital stock of Bangtong International, pursuant to which on June 21, 2019, we acquired 100% of the outstanding capital stock of Bangtong International. In exchange, we issued to the former shareholders of Bangtong International, including our Chairman and Chief Executive Officer, Xianyi Hao, who received 1,380,000 shares.

●	As of March 31, 2019, we owe Shenyang Bangtong Science & Technology Co., Ltd., an aggregate of $795,070, which balance is unsecured, non-interest bearing and repayable upon demand. One of our major shareholders is also a shareholder of Shenyang Bangtong Science & Technology Co., Ltd.

●	As of March 31, 2019, we prepaid Shenyang Zhuohong Investment Co., Ltd. $73,737 for services in connection with the Reverse Acquisition. Shenyang Zhuohong Investment Co., Ltd. is a subsidiary of our major shareholder, Zhuohong International Development Limited.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently eligible to be quoted on the OTC market under the symbol “LBAO.” However, our common stock has not been traded on the OTC market except on a limited and sporadic basis and there is no assurance that a regular public trading market will ever develop. OTC market securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC market securities transactions are conducted through a telephone and computer network connecting dealers. OTC market issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

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Approximate Number of Holders of Our Common Stock

As of June 21, 2019, there were approximately 26 holders of record of our common stock. This number excludes the shares of our common stock owned by stockholders holding stock under nominee security position listings.

Dividend Policy

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

RECENT SALES OF UNREGISTERED SECURITIES

As previously reported in the Current Report on Form 8-K filed on April 2, 2019, we issued 100,000,000 shares of our common stock to the shareholders of Bangtong International on April 1, 2019 pursuant to the Exchange Agreement. The total consideration for such shares was 72,720,000 ordinary shares of Bangtong International, which are all the issued and outstanding shares of Bangtong International. The number of our shares issued to the shareholders of Bangtong International was determined based on an arms-length negotiation. The issuance of these shares was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation S promulgated thereunder.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 1,980,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that elections for directors shall be by a plurality of votes. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, and other regulatory restrictions. See “Risks Related to Doing Business in China—Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.”

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

44

No shares of our preferred stock are currently outstanding. The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

The provisions of Nevada law, our articles of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our articles of incorporation state that we have elected not to be governed by the “business combination” provisions.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

45

Our articles of incorporation state that we have elected not to be governed by the “control share” provisions.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	No Cumulative Voting. Nevada law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provides otherwise. Our articles of incorporation and bylaws do not provide for cumulative voting.

●	Preferred Stock. As discussed above, the ability of our board to issue preferred stock without further stockholder approval could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control.

Transfer Agent and Registrar

Our stock transfer agent is Transfer Online, Inc.. Their mailing address is 512 SE Salmon St., Portland, OR 97214, and their phone number is (503) 227-2950.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that we will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed by action or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was our director or officer or a director or officer of another entity at our request against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney’s fees and disbursements) that he or she incurs in connection with such action or proceeding.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

46

ITEM 4.01	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On June 21, 2019, in connection with the Reverse Acquisition, upon the approval of its board of directors, the Company engaged Pan-China Singapore PAC (“Pan-China”) as its new independent registered public accounting firm to audit and review the Company’s financial statements, effective immediately.

During the Company’s two most recent fiscal years ended August 31, 2018 and 2017, and for the subsequent interim period through June 21, 2019, neither the Company nor anyone on its behalf consulted Pan-China regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Pan-China concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the Reverse Acquisition, former shareholders of Bangtong International now control our company.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Reverse Acquisition, as of June 21, 2019, Mr. Feng Jiang resigned as a director and from all offices of the Company that he held effective immediately. The resignation of Mr. Jiang is not in connection with any known disagreement with us on any matter.

On the same date, Mr. Xianyi Hao was appointed as our Chairman, director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary.

For certain biographical and other information regarding the newly appointed directors and officers, see the disclosure under Item 2.01 of this report under the heading “Directors and Executive Officers,” which disclosure is incorporated herein by reference.

For information regarding transactions between our company and the newly appointed directors and officers that would require disclosure under Item 404(a) of Regulation S-K, see the disclosure under Item 2.01 of this report under the heading “Certain Relationships and Related Transactions, and Director Independence,” which disclosure is incorporated herein by reference.

47

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 8, 2019, our board of directors adopted Amended and Restated Bylaws, which substantially revised our existing Bylaws.

On March 11, 2019, we filed the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, under which, among others, we (1) increased the number of authorized shares of common stock to 1,980,000,000 and (2) created and authorized 20,000,000 shares of blank check preferred stock, par value $0.001 per share.

See our Quarterly Report on Form 10-Q filed on April 15, 2019 for more information.

On June 21, 2019, our board of directors approved a change in our fiscal year end from August 31 to December 31, effective immediately. This change is being effectuated in connection with the Reverse Acquisition described in Item 2.01 above.

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On June 21, 2019, we adopted a code of ethics that applies to all directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is filed as exhibit 14.1 to this current report.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are:

Audited consolidated financial statements of Bangtong International for the fiscal years ended December 31, 2018 and 2017.

Unaudited consolidated financial statements of Bangtong International for the three months ended March 31, 2019 and 2018.

(b)	Pro forma financial information

Filed herewith are the unaudited Pro Forma Condensed Combined Financial Statements of the registrant and its subsidiaries for the requisite periods.

(d)	Exhibits

Exhibit No.	Description

2.1	Share Exchange Agreement, dated April 1, 2019, among the Company, Bangtong Technology International Limited and the shareholders of Bangtong Technology International Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 2, 2019)

3.1	Amended and Restated Articles of Incorporation, filed on March 11, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on April 15, 2019)

3.2	Amended and Restated Bylaws, adopted on March 8, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed on April 15, 2019)

10.1	Loan Agreement, by and among Jiaxing Bangtong and shareholders of Shenzhen Bangtong, dated as of November 6, 2018.

10.2	Equity Interest Pledge Agreement, by and among Jiaxing Bangtong, Shenzhen Bangtong and shareholders of Shenzhen Bangtong, dated as of November 6, 2018.

10.3	Power Attorney of each shareholder of Shenzhen Bangtong, dated as of November 6, 2018.

10.4	Spousal Consent, by each spouse of the shareholders of Shenzhen Bangtong, dated as November 6, 2018.

10.5	Exclusive Business Cooperation Agreement, by and between Jiaxing Bangtong and Shenzhen Bangtong, dated as of November 6, 2018.

10.6	Exclusive Option Agreement, by and among Jiaxing Bangtong, Shenzhen Bangtong and shareholders of Shenzhen Bangtong, dated as of November 6, 2018.

10.7	English Translation of Property Leasing Contract by and between Jiaxing Electronic and Jiaxing Innovation Park Development Co., Ltd.

10.8	English Translation of Strategic Cooperation Contract by and between Jiaxing Electronic and Beijing Xietongtianxia Technology Co., Ltd., dated as of October 26, 2018.

10.9	English Translation of Employment Contract, by and between Shenyang Bangtong and Xianyi Hao, dated as of January 1, 2018.

14.1	Code of Ethics of the Company

21.1	Subsidiaries of the Company

99.1	Opinion of Jin Yong Law Firm regarding certain PRC law matters

48

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2019	Luboa Group, Inc.

/s/ Xianyi Hao
	Name:	Xianyi Hao
	Title:	Chief Executive Officer

49

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2017 AND 2018, (AUDITED) AND

FOR THE THREE MONTHS ENDED

MARCH 31, 2018 and 2019 (UNAUDITED)

F-1

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

TABLE OF CONTENTS

Pages
Report of Independent Registered Public Accounting Firm	F-3
Consolidated Balance sheets as of December 31, 2017 and 2018 (Audited), and March 31, 2019 (Unaudited)	F-4
Consolidated Statements of Loss and Comprehensive Loss for the years ended December 31, 2017 and 2018 (Audited), and for the three months ended March 31, 2018 and 2019 (Unaudited)	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2017 and 2018 (Audited), and three months ended March 31, 2018 and 2019 (Unaudited)	F-6
Consolidated Statements of Changes in Equity for the years ended December 31, 2017 and 2018 (Audited), and for the three months ended March 31, 2018 and 2019 (Unaudited)	F-7
Notes to Consolidated Financial Statements for the years ended December 31, 2017 and 2018 (Audited), and March 31, 2018 and 2019 (Unaudited)	F-8 – F-20

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Bangtong Technology International Limited :

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Bangtong Technology International Limited together with its subsidiaries (“the Company”) as of December 31, 2018 and 2017, and the related consolidated statements of income and comprehensive loss, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred net loss from operations and has net cash used in operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 (a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 8 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

The Company have reorganization transactions under variable interest entity, which are described Note 1 together with the risks associated with it. Our opinion is not modified due to these transactions.

/s/ Pan-China Singapore PAC

We have served as the Company’s auditor since 2019.

Singapore

June 21, 2019

F-3

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

CONSOLIATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

AS OF DECEMBER 31, 2017 AND 2018 (AUDITED), AND MARCH 31, 2019 (UNAUDITED)

	March 31, 2019	December 31, 2018	December 31, 2017
	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	762,626	970,752	967
Other receivables	138,552	90,157	-
Amount due from related parties	10,152	10,080	-
Prepayments	96,217	521,707	-
Total current assets	1,007,547	1,592,696	967

Non-current assets:
Leasehold improvements, equipment and motor vehicles, net	184,274	52,209	-
Operating lease right-of-use assets	102,536	-	-
Total non-current assets	286,810	52,209	-
Total assets	1,294,357	1,644,905	967

LIABILITIES AND EQUITY
Current liabilities:
Amount due to related party	806,790	657,810	-
Other payables	168,800	150,169	3,074
Current operating lease liabilities	39,714	-	-
Total current liabilities	1,015,304	807,979	3,074

Non-current liabilities:
Non-current operating lease liabilities	62,822	-	-
Total non-current liabilities	62,822	-	-
Total liabilities	1,078,126	807,979	3,074

Commitments and contingencies

Equity:
Share capital	7,272	7,272	-
Additional paid in capital	1,778,046	1,778,046
Foreign currency translation reserve	56,769	39,479	(78)
Accumulated deficit	(1,625,856)	(987,871)	(2,029)
Total equity	216,231	836,926	(2,107)
Total liabilities and equity	1,294,357	1,644,905	967

The accompanying notes are an integral part of the consolidated financial statements.

F-4

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018 (AUDITED), AND

THE THREE MONTHS ENDED MARCH 31, 2018 AND 2019 (UNAUDITED)

	March 31, 2019	March 31, 2018	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$	US$
Revenue	-	-	-	-
Cost of revenue	-	-	-	-
Gross profit	-	-	-	-

Other income	527	-	2,743	-
General and administrative expense	(638,512)	(1,466)	(988,585)	(2,029)
Net loss for the year	(637,985)	(1,466)	(985,842)	(2,029)

Foreign current translation differences	17,290	(97)	39,557	(78)
Total comprehensive loss for the year	(620,695)	(1,563)	(946,285)	(2,107)

The accompanying notes are an integral part of the consolidated financial statements.

F-5

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018 (AUDITED), AND

THE THREE MONTHS ENDED MARCH 31, 2018 AND 2019 (UNAUDITED)

	March 31, 2019	March 31, 2018	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$	US$
Cash flows from operating activities:
Loss before tax	(637,985)	(1,466)	(985,842)	(2,029)

Adjustments for:
Depreciation and amortization expense	4,219	-	532	-
Changes in:
Other receivables	(45,890)	-	(93,915)	-
Prepayments	384,884	-	(543,450)	-
Other payables	15,108	1,573	152,906	2,960
Amount due from related parties	51,096	-	(3,029)	-
Amount due to related parties	131,858	-	685,331	-
Net cash (used in) provided by operating activities	(96,710)	107	(787,467)	931

Cash flows from investing activities:

Acquisition of leasehold improvements, equipment and motor vehicles	(134,243)	-	(54,917)	-
Net cash (used in) investing activities	(134,243)	-	(54,917)	-

Cash flows from financing activities:
Capital contribution	-	-	1,778,046	-
Net cash provided by financing activities	-	-	1,778,046	-

Effect of exchange rate changes on cash and cash equivalents	22,827	37	34,123	36

Net (decrease) increase in cash and cash equivalents	(208,126)	144	969,785	967
Cash and cash equivalents at the beginning of year	970,752	967	967	-
Cash and cash equivalents at the end of year	762,626	1,111	970,752	967

The accompanying notes are an integral part of the consolidated financial statements.

F-6

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018 (AUDITED), AND

THE THREE MONTHS ENDED MARCH 31, 2018 AND 2019 (UNAUDITED)

	Share Capital	Additional paid in capital	Foreign Currency Translation Reserve	Retained Deficit	Total Equity
	US$	US$	US$	US$	US$
Balance at January 1, 2017	-	-	-	-	-
Loss for the year	-	-	-	(2,029)	(2,029)
Other comprehensive income	-	-	(78)	-	(78)
Balance at December 31, 2017 (Audited)	-	-	(78)	(2,029)	(2,107)
Loss for the period	-	-	-	(1,466)	(1,466)
Other comprehensive income	-	-	(97)	-	(97)
Balance at March 31, 2018 (Unaudited)	-	-	(175)	(3,495)	(3,670)

Balance at January 1, 2018	-	-	(78)	(2,029)	(2,107)
Capital contribution	7,272	1,778,046	-	-	1,785,318
Loss for the year	-	-	-	(985,842)	(985,842)
Other comprehensive income	-	-	39,557	-	39,557
Balance at December 31, 2018 (Audited)	7,272	1,778,046	39,479	(987,871)	836,926
Loss for the period	-	-	-	(637,985)	(637,985)
Other comprehensive income	-	-	17,290	-	17,290
Balance at March 31, 2019 (Unaudited)	7,272	1,778,046	56,769	(1,625,856)	216,231

The accompanying notes are an integral part of the consolidated financial statements.

F-7

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018 (AUDITED), AND

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2019 (UNAUDITED)

1.	DESCRIPTION OF BUSINESS

Bangtong Technology International Limited (the “Company”) was incorporated as a limited company under the law of Republic of Seychelles (“Seychelles”) on May 25, 2018. The Company’s registered office address is Oliaji Trade Centre – 1st Floor, Victoria, Mahe, Republic of Seychelles. The Company operates an e-commerce platform which serves consumers through its retail websites that enable third-party sellers to sell their products on its online marketplace. The Company has not yet generated any revenues.

As described below, the Company, through a series of transactions which is accounted for as a reorganization of entities under common control, consolidated variable interest entity (“VIE”) and VIE’s subsidiaries (the “Reorganization”), became the ultimate parent entity of its subsidiaries. Accordingly, these consolidated financial statements reflect the historical operations of the Company as if the current organization structure had been in existence throughout the periods presented.

Reorganization transactions

The following transactions were undertaken to reorganize the legal structure of the Company. On May 24, 2018, the Company set up a wholly-owned subsidiary, Bangtong Technology Development Limited (“Bangtong Development”) in Seychelles. On May 30, 2018, Bangtong Development set up a wholly-owned subsidiary, Bangtong Technology Group Limited (“Bangtong Group”) in Hong Kong. On November 5, 2018, Bangtong Group set up a wholly-owned subsidiary, Jiaxing Bangtong Electronic Technology Co., Ltd. (“Jiaxing Bangtong” or “WOFE”) as wholly foreign-owned enterprises in the PRC. Jiaxing Bangtong was established to facilitate the Company’s operation and comply with the PRC laws and regulations which prohibit or restrict foreign ownership of the companies where the PRC operating licenses in connection to e-commerce business are required. By entering into a series of agreements, Shenzhen Bangtong Ecommerce Co., Ltd. (“Shenzhen Bangtong”) became VIE of Jiaxing Bangtong. Consequently, Jiaxing Bangtong became the primary beneficiary of Shenzhen Bangtong, Jiaxing Bangtong Electronic Commerce Limited (“Jiaxing Electronic”), Shenyang Bangtong Logistics Limited (“Shenyang Bangtong”) and Hegang Bangtong Electronic Commerce Limited (“Hegang Bangtong”) were the subsidiaries of Shenzhen Bangtong and changed from Shenzhen Bangtong’s subsidiaries to the Company’s consolidated VIE’s subsidiaries.

As of March 31, 2019 and December 31, 2018, the Company’s subsidiaries are as follows:

Entity	Date of incorporation	Place of incorporation	Percentage of Direct or Indirect Economic Interest
Subsidiaries
Bangtong Technology Development Limited	May 24, 2018	Seychelles	100%
Bangtong Technology Group Limited	May 30, 2018	Hong Kong	100%
Jiaxing Bangtong Electronic Technology Co., Ltd. (“WOFE”)	November 5, 2018	PRC	100%
Consolidated VIE
Shenzhen Bangtong Ecommerce Co., Ltd.	November 27, 2015	PRC	100%
Consolidated VIE’s subsidiaries
Jiaxing Bangtong Electronic Commerce Limited	September 3, 2018	PRC	100%
Shenyang Bangtong Logistics Limited	May 23, 2018	PRC	70%
Hegang Bangtong Electronic Commerce Limited	July 13, 2018	PRC	100%

F-8

Consolidated variable interest entities

In order to comply with the PRC laws and regulations which prohibit or restrict foreign control of companies involved in provision of internet content and other restricted businesses, the Company operates its websites and other restricted businesses in the PRC through certain PRC domestic companies, whose equity interests are held by certain management members of the Company (“Nominee Shareholders”). The Company is in the process of applying for the ICP license and will commence its commercial operation via e-commerce platform once such license is obtained. The Company obtained control over the PRC domestic company by entering into a series of Contractual Arrangements with the PRC domestic company and its respective Nominee Shareholders. These contractual agreements include loan agreements, exclusive purchase option agreements, interest pledge agreements, power of attorney, spouse consent letters, exclusive business cooperation agreement and exclusive option agreement. These contractual agreements can be extended at the WOFE’s options prior to the expiration date. Management concluded that the PRC domestic company is consolidated VIE of the Company, of which the Company is the ultimate primary beneficiary. As such, the Company consolidated the financial results of the PRC domestic company and its subsidiaries in the Company’s consolidated financial statements. Refer to Note 2(b) to the consolidated financial statements for the principles of consolidation.

The Company believes that there are no assets held in the VIE that can be used only to settle obligations of the VIE, except for registered capital and the PRC statutory reserves. As the VIE are incorporated as limited liability companies under the PRC Company Law, creditors of the VIE do not have recourse to the general credit of the Company for any of the liabilities of the VIE. Relevant PRC laws and regulations restrict the VIE from transferring a portion of their net assets, equivalent to the balance of its statutory reserve and its share capital, to the Company in the form of loans and advances or cash dividends.

The following is a summary of the contractual agreements (collectively, “Contractual Agreements”) that the Company, through its subsidiaries, entered into with the consolidated VIE and their Nominee Shareholders:

Loan Agreement. On November 6, 2018, Jiaxing Bangtong and each shareholder of Shenzhen Bangtong entered into a loan agreement. Pursuant to the loan agreements, Jiaxing Bangtong agreed to provide an aggregate of RMB12,230,000 of loan to the shareholders of Shenzhen Bangtong solely for the purpose of capital contribution. The shareholders of Shenzhen Bangtong should cause Shenzhen Bangtong at the request of Jiaxing Bangtong to, execute contracts on business cooperation with Jiaxing Bangtong and provide Jiaxing Bangtong with all the information on its business operations and financial condition. In addition, at the request of Jiaxing Bangtong or a party designated by Jiaxing Bangtong, the shareholders of Shenzhen Bangtong should cause Shenzhen Bangtong appoint any persons designated by Jiaxing Bangtong as directors and/or executive director of Jiaxing Bangtong. The shareholders also agreed not to sell, transfer or dispose of any equity interests in Shenzhen Bangtong or allow the encumbrance on these equity interests. The shareholders can only repay the loan by the transfer of all their equity interests in Shenzhen Bangtong to Jiaxing Bangtong or its designated persons. As of the date of this report, the loan has not been extended to the shareholders of Shenzhen Bangtong.

Equity Interest Pledge Agreement. On November 6, 2018, Jiaxing Bangtong and Shenzhen Bangtong and each shareholder of Shenzhen Bangtong entered into an equity interest pledge agreement. Pursuant to the equity interest pledge agreements, each shareholder of Shenzhen Bangtong agreed to pledge 100% equity interests in Shenzhen Bangtong to Jiaxing Bangtong to guarantee their and Shenzhen Bangtong’s performance of their obligations under the contractual arrangements including the exclusive business cooperation agreement, the exclusive option agreement, the loan agreement and the power of attorney. In the event of a breach by Shenzhen Bangtong or its shareholders of their contractual obligations under these agreements, Jiaxing Bangtong, as pledgee, will have the right to dispose of the pledged equity interests in Shenzhen Bangtong. The shareholders of Shenzhen Bangtong also undertake that, during the term of the equity interest pledge agreements, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests. During the term of the equity pledge agreements, Jiaxing Bangtong also has the right to receive all of the dividends distributed on the pledged equity interests. As of the date of this report, we have completed the registration of the equity interest pledges with the relevant office of the administration for industry and commerce in accordance with the PRC Property Rights Law.

Power of Attorney. On November 6, 2018, each shareholder of Shenzhen Bangtong granted irrevocable and exclusive power of attorney to Jiaxing Bangtong as his/her attorney-in-fact to exercise all shareholder rights, including, but not limited to, attend shareholders meeting of Shenzhen Bangtong, voting on their behalf on all matters of Shenzhen Bangtong, disposing of all or part of the shareholder’s equity interest in Shenzhen Bangtong, approving the amendments to Shenzhen Bangtong’s articles of association and electing, appointing or removing legal representative, directors, supervisors and executive officers of Shenzhen Bangtong. Each power of attorney will remain in force for so long as the shareholder remains a shareholder of Shenzhen Bangtong. Each shareholder has waived all the rights which have been authorized to Jiaxing Bangtong under each power of attorney.

Spouse Consent Letters. Pursuant to the spouse consent letters dated November 6, 2018, each spouse of the shareholders of Shenzhen Bangtong, if any, confirmed that his/her spouse can perform the obligations under the contractual arrangements and has sole discretion to amend and terminate the contractual arrangements. Each spouse agreed that the equity interest in Shenzhen Bangtong held by and registered in the name of his/her spouse will be disposed of pursuant to the equity interest pledge agreement, the exclusive option agreement and the power of attorney. In addition, in the event that each spouse obtains any equity interest in Shenzhen Bangtong held by his/her spouse for any reason, he/she agreed to be bound by the contractual arrangements.

F-9

Exclusive Business Cooperation Agreement. On November 6, 2018, Jiaxing Bangtong and Shenzhen Bangtong entered into an exclusive business cooperation agreement. Under the agreement, Jiaxing Bangtong has the exclusive right to provide Shenzhen Bangtong with comprehensive technical support, consulting services and other related services. Without Jiaxing Bangtong’s prior written consent, Shenzhen Bangtong may not accept any same or similar services provided by any third party and may not establish same or similar cooperation relationships with any third party regarding the matters contemplated by this agreement. Shenzhen Bangtong agreed to pay Jiaxing Bangtong an annual service fee, at an amount to be determined by the parties by considering, among other things, the complexity of the services, the time that may be spent for providing such services, the value and specific content of the service provided, the market price of the same types of services, and the operating condition of Shenzhen Bangtong. In addition, Jiaxing Bangtong will own the exclusive intellectual property rights created as a result of the performance of this agreement. This agreement will remain effective until terminated unilaterally by Jiaxing Bangtong or otherwise upon the expiration of the operation term of a party according to this agreement.

Exclusive Option Agreement. On November 6, 2018, Jiaxing Bangtong, Shenzhen Bangtong and each shareholder of Shenzhen Bangtong entered into an exclusive option agreement. Pursuant to the exclusive option agreement, each shareholder of Shenzhen Bangtong irrevocably grants Jiaxing Bangtong an exclusive option to purchase, or have its designated person to purchase, at its discretion, to the extent permitted under PRC law, all or part of the shareholder’s equity interests in Shenzhen Bangtong. In addition, the purchase price should be the amount of registered capital, which may be subject to fair value adjustments if required by the PRC laws. Without the prior written consent of Jiaxing Bangtong, the shareholders of Shenzhen Bangtong and Shenzhen Bangtong may not amend Shenzhen Bangtong’s articles of association, increase or decrease the registered capital, dispose of its assets or business, create any encumbrance on its assets or business, incur any debts or guarantee liabilities, enter into any material contracts, merger with or acquire any other persons or make any investments, provide any loans for any third parties or distribute dividends to the shareholders. Each shareholder of Shenzhen Bangtong agrees that, without the prior written consent of Jiaxing Bangtong, he/she will not dispose of his/her equity interests in Shenzhen Bangtong or create or allow any encumbrance on the equity interests. Each exclusive option agreement will remain effective until all equity interests have been transferred or assigned in accordance with the agreement.

Risks in relations to the VIE structure

In the opinion of management, the WOFE’s Contractual Arrangements with the VIE and the Nominee Shareholders are in compliance with PRC laws and regulations and are legally binding and enforceable. The Nominee Shareholders are also shareholders or nominees of shareholders of the Company and therefore have no current interest in seeking to act contrary to the Contractual Arrangements. However, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including those that govern the Company’s Contractual Arrangements, which could limit the Company’s ability to enforce these Contractual Arrangements and if the Nominee Shareholders of the VIE were to reduce their interests in the Company, their interest may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the Contractual Arrangements. The Company’s ability to control the VIE also depends on the powers of attorney the WOFE has to vote on all matters requiring shareholder approval in the VIE. As noted above, the Company believes these powers of attorney are legally enforceable but may not be as effective as direct equity ownership. In addition, if the Company’s corporate structure and the Contractual Arrangements with the VIE through which the Company conducts its business in PRC were found to be in violation of any existing or future PRC laws and regulations, the WOFE regulatory authorities could:

-	revoking business and operating licenses;

-	levying fines on the Company;

-	confiscating any of income that they deem to be obtained through illegal operations;

-	shutting down the services;

-	discontinuing or restricting the Company’s operations in China;

-	imposing conditions or requirements with which the Company may not be able to comply;

-	requiring the Company to change its corporate structure and contractual arrangements;

-	restricting or prohibiting the use of the proceeds from overseas offerings to finance our PRC consolidated VIEs’ business and operations; and

-	taking other regulatory or enforcement actions that could be harmful to the business.

F-10

The imposition of any of these government actions could result in a material adverse effect on the Company’s ability to conduct its operations. In such case, the Company may not be able to operate or control the VIE, which may result in deconsolidation of the VIE in the Company’s consolidated financial statements. In the opinion of management, the likelihood for the Company to lose such ability is remote based on current facts and circumstances. The Company’s operations depend on the VIE to honor their contractual agreements with the Company. These agreements are governed by PRC laws and disputes arising out of these agreements are expected to be decided by arbitration in China. The management believes that each of the Contractual Agreements constitutes valid and legally binding obligations of each party to such contractual agreements under PRC Laws. However, the interpretation and implementation of the laws and regulations in the PRC and their application to an effect on the legality, binding effect and enforceability of contracts are subject to the discretion of competent PRC authorities, and therefore there is no assurance that relevant PRC authorities will take the same position as the Company herein in respect of the legality, binding effect and enforceability of each of the Contractual Agreements. Meanwhile, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to the Company to enforce the Contractual Arrangements should the VIE or the Nominee Shareholders of the VIE fail to perform their obligations under those arrangements.

The following table sets forth the assets, liabilities, results of operations and changes in cash, cash equivalents of the consolidated VIE structured by the Contractual Agreements and its subsidiaries taken as a whole, which were included in the Company’s consolidated financial statements with intercompany transactions eliminated:

	As of March 31,	As of December 31,
	2019	2018	2017
	(Unaudited)	(Audited)	(Audited)
Total assets	$1,294,112	$1,637,586	$967
Total liabilities	1,072,512	796,303	3,074

	For the three months ended March 31,		For the years ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Total net revenues	$-	$-	$-	$-
Net loss	(636,828)	(1,466)	(973,517)	(2,029)

	For the three months ended March 31,		For the years ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Net cash provided by (used in) operating activities	$(100,428)	$107	$1,065,158	$931
Net cash used in investing activities	(130,544)	-	(54,917)	-
Effect of exchange rate changes on cash and cash equivalents	22,832	37	(40,472)	36
Net increase (decrease) in cash and cash equivalents	(208,140)	144	969,769	931
Cash and cash equivalents at the beginning of period/year	970,736	967	967	-
Cash and cash equivalents at the end of period/year	$762,596	$1,111	$970,736	$967

The total assets of the Company’s consolidated VIE and VIE’s subsidiaries were mainly consisting of cash and cash equivalents, other receivables and prepayments, and leasehold improvements and equipment. The total liabilities of the consolidated VIE and VIE’s subsidiaries were mainly consisting of other payables and amount due to related parties. These balances have been reflected in the Company’s consolidated financial statements with intercompany transactions eliminated.

On April 1, 2019, Luboa Group, Inc. (“LBAO”) entered into a definitive Share Exchange Agreement (the “Share Exchange Agreement”) with the Company, and the shareholders of the Company (the “Shareholders”). Pursuant to the Share Exchange Agreement, the Shareholders have agreed to transfer all of the ordinary shares of the Company held by them, constituting all of the issued and outstanding capital stock of the Company, in exchange for 100 million newly issued shares of LBAO’s common stock (the “Shares”) that will, in the aggregate, constitute approximately 89.6% of the issued and outstanding capital stock of LBAO on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement (the “Closing”).

F-11

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net loss of $985,842 and net cash used in operating activities of $787,467 during the year ended December 31, 2018. The loss was mainly attributable to the expenses incurred for development of the Company’s e-commerce platform amounting to $87,177 and for the consultancy services in connection with the reverse acquisition transaction amounting to $730,611.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

(b)	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. Subsidiaries are all entities over which the Company has control. Control exists when the Company has the power over the entity, exposure, or rights to variable returns from involvement in the entity, and the ability to use power over the entity to affect returns through its power over the entity. In assessing control, potential voting rights that presently are exercisable are taken into account. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

(c)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent liabilities at the balance sheet date, and revenue and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s financial statements include the economic lives and impairment of leasehold improvements and equipment, allowance for doubtful accounts and etc. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. All cash and cash equivalents relate to cash on hand and cash at bank at March 31, 2019, December 31, 2018 and 2017.

The Renminbi is not freely convertible into foreign currencies. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, the Company is permitted to exchange Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

(e)	Leasehold Improvement and Equipment

An item of leasehold improvement and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of leasehold improvement and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

F-12

The cost of replacing part of leasehold improvement and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is calculated on the straight-line basis to write off the cost of each asset to its residual value over the estimated useful life as follows:

Leasehold improvement	Shorter of the lease term or estimated useful life
Furniture and equipment	3 years
Motor vehicles	4-5 years

The assets’ residual value, useful lives, and depreciation method are regularly reviewed.

(f)	Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of leasehold improvement and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of leasehold improvement and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. The Company did not record any impairment losses on long-lived assets during the three months ended March 31, 2019 and 2018 and during the years ended December 31, 2018 and 2017.

(g)	Income Recognition

Recognition of Revenue

The Company offers an online marketplace through its e-commerce platform that enables third-party sellers to sell their products to consumers. The e-commerce platform has yet been launched and the Company has not yet generated any revenues.

The Company adopted ASC topic 606, Revenue from Contracts with Customers (“ASC 606”), from January 1, 2018. Revenues for the year ended December 31, 2018 were presented under ASC 606, and revenues for the years ended December 31, 2017 was not adjusted and continue to be presented under ASC topic 605, Revenue Recognition (“ASC 605”). The Company’s revenue recognition policies effective on the adoption date of ASC 606 are presented as below.

Consistent with the criteria of ASC 606, the Company recognizes revenues when the Company satisfies a performance obligation by transferring a promised good or service (that is, an asset) to a customer. An asset is transferred when the customer obtains control of that asset.

In accordance with ASC 606, the Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. When the Company is a principal, that the Company obtains control of the specified goods or services before they are transferred to the customers, the revenues should be recognized in the gross amount of consideration to which it expects to be entitled in exchange for the specified goods or services transferred. When the Company is an agent and its obligation is to facilitate third parties in fulfilling their performance obligation for specified goods or services, revenues should be recognized in the net amount for the amount of commission which the Company earns in exchange for arranging for the specified goods or services to be provided by other parties. Revenue is recorded net of value-added taxes.

The Company recognizes revenue net of discounts and return allowances when the products are delivered and title passes to customers. Significant judgement is required to estimate return allowances. For online direct sales business with return conditions, the Company reasonably estimate the possibility of return based on the historical experience, changes in judgments on these assumptions and estimates could materially impact the amount of net revenues recognized.

F-13

Other Income and other expenses

Other income, and other expenses are recognized on an accrual basis in accordance with the substance of the relevant agreements.

(h)	Operating leases

The Company determines if an arrangement contains a lease at inception. The Company elected the practical expedient, for all asset classes, to account for each lease component of a contract and its associated non-lease components as a single lease component, rather than allocating a standalone value to each component of a lease. For purposes of calculating operating lease obligations under the standard, the Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such option. The Company’s leases do not contain material residual value guarantees or material restrictive covenants. Operating lease expense is recognized on a straight-line basis over the lease terms. The discount rate used to measure a lease obligation is usually the rate implicit in the lease; however, the Company’s operating leases generally do not provide an implicit rate. Accordingly, the Company uses its incremental borrowing rate at lease commencement to determine the present value of lease payments. The incremental borrowing rate is an entity-specific rate which represents the rate of interest a lessee would pay to borrow on a collateralized basis over a similar term with similar payments.

(i)	Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar and the functional currency is the Chinese Renminbi (“RMB”). All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity.

Transactions in currencies other than the functional currencies during the year are converted into the applicable functional currencies at the applicable rates of exchange prevailing at the dates of the transactions. Exchange gains and losses are recognized in the statements of operations.

The exchange rates utilized as follows:

	For the three months ended March 31,		For the years ended December 31,
	2019	2018	2018	2017
Period-end/ Year-end RMB exchange rate	6.71	6.28	6.88	6.51
Average annual RMB exchange rate	6.75	6.36	6.60	6.76

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(j)	Foreign Currency Risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of the RMB into other currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. The Company’s cash and cash equivalents are all in RMB.

(k)	Fair Value

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when valuing the asset or liability. Authoritative literature provides a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The level in the hierarchy within which the fair value measurement in its entirety falls is based upon the lowest level of input that is significant to the fair value measurement as follows:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

F-14

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(l)	Fair Value of financial instruments

The Company’s financial instruments consist primarily of cash and cash equivalents and accounts payable. The carrying amounts of cash and cash equivalents and accounts payable approximate their fair values due to the short-term maturities of these instruments.

(m)	Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company does not have any material unrecognized tax benefits.

The Company is governed by the Income Tax Laws of the PRC. The PRC federal statutory tax rate is 25%. The Company files income tax returns with the relevant government authorities in the PRC. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company does not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the three months ended and the years ended March 31, 2019 and 2018 and December 31, 2018 and 2017, respectively. The Company’s effective tax rate differs from the PRC federal statutory rate primarily due to non-deductible expenses, temporary differences and preferential tax treatment.

(n)	Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of comprehensive income.

(o)	Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. As of March 31, 2019, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality.

(p)	Share Capital

Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity.

(q)	Recent accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration that a company expects to be entitled to in exchange for the goods or services. To achieve this principle, a company must apply five steps including identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) the company satisfies the performance obligations. Additional quantitative and qualitative disclosure to enhance the understanding about the nature, amount, timing, and uncertainty of revenue and cash flows is also required. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. In April 2016, the FASB issued ASU 2016-10, “Identifying Performance Obligations and Licensing.” ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. The effective date of ASU 2016-10 is the same as the effective date of ASU 2014-09. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of March 31, 2019 and December 31, 2018.

F-15

In January 2016, the FASB issued a new pronouncement ASU 2016-01 Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. The ASU also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

ASU 2016-01 was further amended in February 2018 by ASU 2018-03, “Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. This update was issued to clarify certain narrow aspects of guidance concerning the recognition of financial assets and liabilities established in ASU 2016-01. This includes an amendment to clarify that an entity measuring an equity security using the measurement alternative may change its measurement approach to a fair valuation method in accordance with Topic 820, Fair Value Measurement, through an irrevocable election that would apply to that security and all identical or similar investments of the same issued.

ASU 2016-01 and ASU 2018-03 are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Adoption of the amendment must be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except for amendments related to equity instruments that do not have readily determinable fair values which should be applied prospectively. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of March 31, 2019 and December 31, 2018.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company expects to adopt ASU 2016-02 in the first quarter of fiscal year 2019. Adoption of this standard resulted in the recognition of right-of-use assets and operating lease liabilities. As of March 31, 2019, the adoption of this standard did not have a material impact on the Company’s operating results or cash flows.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is in the process of evaluating the impact of the adoption of this pronouncement on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18: Statement of Cash Flows (Topic 230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU on update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments in this Update should be applied using a retrospective transition method each period presented. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of March 31, 2019 and December 31, 2018.

F-16

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

3.	LEASEHOLD IMPROVEMENT, EQUIPMENT AND MOTOR VEHICLES, NET

	As of March 31,	As of December 31,
	2019	2018	2017
	(Unaudited)	(Audited)	(Audited)
Leasehold improvement	$11,920	$11,631	$-
Furniture and equipment	31,294	28,193	-
Motor vehicles	145,827	12,896	-
	189,041	52,720
Less: accumulated depreciation	(4,767)	(511)	-
	$184,274	$52,209	$-

Depreciation expense for the three months ended March 31, 2019 and 2018, and for the years ended December 31, 2018 and 2017 were $4,219, $nil, $532 and $nil, respectively

4.	PREPAYMENTS

Prepayment consists of prepaid consultancy fee for services in connection to the reverse merger transaction, which includes prepayment to a related party described at Note 8 (b).

5.	OTHER PAYABLES

Other payables represent cash advances due to third parties. The balances are unsecured, non-interest bearing and repayable on demand.

6.	INCOME TAXES

The Company and its subsidiaries formed in the Republic of Seychelles is not subject to tax on its income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no withholding tax is imposed.

The Company’s subsidiary formed in Hong Kong is subject to the profits tax rate at 16.5% for income generated and operation in the special administrative region.

The Company’s subsidiaries incorporated in the PRC are subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

The Company’s subsidiaries incorporated in the PRC has unused net operating losses (“NOLs”) available for carry forward to future years for PRC income tax reporting purposes up to five years. The Company did not record deferred tax asset at March 31, 2019, December 31, 2018 and 2017.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

F-17

The reconciliation of income taxes computed at the PRC federal statutory tax rate applicable to the PRC, to income tax expenses are as follows:

	For the three months ended March 31,		For the years ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
PRC statutory tax rate	25%	25%	25%	25%
Temporary differences	0%	0%	(1)%	0%
Tax losses not recognized	(25%)	(25%)	(23%)	(25%)
Difference arising from differential tax rate	0%	0%	(1)%	0%
Income tax expense	0%	0%	0%	0%

	For the three months ended March 31,		For the years ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
PRC statutory tax rate	25%	25%	25%	25%
Computed expected benefits	$(159,496)	$(367)	$(246,461)	$(507)
Temporary differences	19	-	3,207	-
Tax losses not recognized	159,255	367	240,187	507
Difference arising from differential tax rate	222	-	3,067	-
Income tax expense	$-	$-	$-	$-

	For the three months ended March 31,		For the years ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Loss before taxes:
Republic f Seychelles	$(889)	$-	$(12,267)	$-
Hong Kong	-	-	-	-
PRC	(637,096)	(1,466)	(973,575)	(2,029)
	(637,985)	(1,466)	(985,842)	(2,029)

7.	LEASES

The adoption of the new lease guidance did not have a material impact on the Company’s results of operations or liquidity, but resulted in the recognition of operating lease liabilities and operating lease right-of-use assets on its balance sheets. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. The company has leases for the office in Jiaxing, the PRC, under operating leases expiring in September 2021, which is classified as operating leases. There are no residual value guarantees and no restrictions or covenants imposed by the leases. Rent expense for the three months ended March 31, 2019 and 2018, and the years ended 2018 and 2017 was $10,497, $nil, $10,968 and $nil. Cash paid for the operating leases was included in the operating cash flows. As of March 31, 2019, The Company has $102,536 of right-of-use assets, $39,714 in current operating lease liabilities and $62,822 in non-current operating lease liabilities as of March 31, 2019.

Significant assumptions and judgments made as part of the adoption of this new lease standard include determining (i) whether a contract contains a lease, (ii) whether a contract involves an identified asset, and (iii) which party to the contract directs the use of the asset. The discount rates used to calculate the present value of lease payments were determined based on hypothetical borrowing rates available to the Company over terms similar to the lease terms.

The Company’s future minimum payments under long-term non-cancelable operating leases are as follows:

	2019	2018
	(Unaudited)	(Audited)
Within 1 year	$42,932	$41,775
After 1 year but within 5 years	68,023	77,312
Total lease payments	$110,955	$119,087
Less: imputed interest	(8,419)	-
Total lease obligations	102,536	-
Less: current obligations	(39,714)	-
Long-term lease obligations	$62,822	$-

F-18

8.	RELATED PARTIES TRANSACTIONS

The Company had the following balances with related parties:

(a)	Amount due from related parties

		As of March 31,	As of December 31,
	Relationship	2019	2018	2017
		(Unaudited)	(Audited)	(Audited)
Guanhua International Limited	Shareholder of Bangtong Technology International Limited	$544	$544	$-
Zhengyu International Limited	Shareholder of the Bangtong Technology International Limited	748	748	-
Wanbo International Limited	Shareholder of Bangtong Technology International Limited	2,040	2,040	-
Zhuohong International Development	Shareholder of Bangtong Technology International Limited	3,840	3,840
Zhao Ming	Director of Shenyang Bangtong Logistics Limited	2,980	2,908	-
Total		$10,152	$10,080	$-

(b)	Prepayments

		As of March 31,	As of December 31,
	Relationship	2019	2018	2017
		(Unaudited)	(Audited)	(Audited)
Shenyang Zhuohong Investment Co., Ltd.	Common shareholder with Zhuohong International Development	$73,737	$50,139	$-

The balance represents prepaid consultancy fee to a related party for services in connection to the reverse merger transaction.

(c)	Amount due to related parties

		As of March 31,	As of December 31,
	Relationship	2019	2018	2017
		(Unaudited)	(Audited)	(Audited)
Hao Xianyi	Shareholder and Director of the Bangtong Technology International Limited	11,720	11,433	$-
Shenyang Bangtong Science & Technology Co., Ltd.	Common shareholder with the Company	795,070	646,377	-
Total		$806,790	$657,810	$-

The balances represent cash advances or loans due to related parties or paid in share capital due from shareholders.

The amount due from related parties balances and amount due to related parties balances are unsecured, non-interest bearing and repayable on demand.

9.	RESERVES

(a)	Legal reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. During the three months ended March 31, 2019 and 2018, and the years ended December 31, 2018 and 2017, the Company did not accrue any legal reserve.

F-19

(b)	Currency translation reserve

The currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

10.	COMMITMENTS

	2019	2018
	(Unaudited)	(Audited)
Consultancy fees (i)	$862,242	$876,780
Development fees (ii)	33,874	33,874
	$896,116	$910,654

(i)	Commitment of consultancy fees consist of two non-cancelable consultancy service agreements entered into with a third-party and a related party (Shenyang Zhuohong Investment Co., Ltd.) for the provision of services related to the US listing with the contract amount of $750,000 and $1,017,688, respectively. The outstanding unpaid contract amount is $200,000 due to a third-party and $676,780 due to a related party. The terms of the agreements are for periods of one year to five years through June 2023. Future commitments within one year for the three months ended March 31, 2019 and year ended December 31, 2018 were $731,396 and $716,858, respectively. Future commitments more than one year for the three months ended March 31, 2019 and year ended December 31, 2018 were $145,384 and $145,384, respectively.

(ii)	The Company enters into an agreement with a developer for the development of the Company’s e-commerce platform. The term of the agreement is two years through October 2020 and the fees will be fully paid within one year.

Except the above commitments and the operating lease commitment as disclosed at Note 7, there are no material commitments.

11.	SUBSEQUENT EVENTS

As of June 20, 2019, except the reorganization transactions and share exchange agreement with LBAO described at Note 1, there is no material subsequent event to be disclosed.

F-20

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2018, AND

FOR THE THREE MONTHS ENDED

MARCH 31, 2019

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

TABLE OF CONTENTS

Pages
Pro Forma Combined Balance Sheet	F-1
Pro Forma Combined Income Statement	F-2
Notes to Pro Forma Combined Financial Statements	F-4 – F-6

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2018

	LBAO	BTIL	Pro Forma Adjustments		Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$-	$970,752	$			$970,752
Other receivables	-	90,157				90,157
Amount due from related parties	-	10,080				10,080
Prepayments	-	521,707				521,707
Total current assets	-	1,592,696				1,592,696

Non-current assets:
Leasehold improvements and equipment, net	-	52,209				52,209
Total non-current assets	-	52,209				52,209
Total assets	$-	$1,644,905	$			$1,644,905

LIABILITIES AND EQUITY
Current liabilities:
Amount due to related parties	152,241	657,810				810,051
Other payables	10,671	150,169				160,840
Total current liabilities	162,912	807,979				970,891
Total liabilities	$162,912	$807,979	$			$970,891

EQUITY
Share capital	$11,600	$7,272		$92,728	(a)	$111,600
Additional paid in capital	37,829	1,778,046		(305,069)	(a)	1,510,806
Foreign currency translation reserve	-	39,479				39,479
Accumulated deficit	(212,341)	(987,871)		212,341	(a)	(987,871)
Total deficit	(162,912)	836,926				674,014
Total liabilities and equity	$-	$1,644,905	$			$1,644,905

See accompanying notes to unaudited pro forma combined financial statements.

F-1

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

	LBAO	BTIL	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$-	$-	$		$-
Cost of revenue	-	-			-
Gross profit	-	-			-

Other income	-	2,743			2,743
General and administrative expense	(55,802)	(988,585)			(1,044,387)
Net loss for the year	(55,802)	(985,842)			(1,041,644)

Foreign currency translation differences	-	39,557			39,557
Total comprehensive loss for the year	(55,802)	(946,285)			(1,002,087)

Loss per share:
Basic and diluted loss per share	(0.00)				(0.01)

Basic and diluted weighted average shares outstanding	11,600,000				111,600,000

See accompanying notes to unaudited pro forma combined financial statements.

F-2

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2019

	LBAO	BTIL	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$-	$-	$		$-
Cost of revenue	-	-			-
Gross profit	-	-			-

Other income	-	527			527
General and administrative expense	(9,696)	(638,512)			(648,208)
Net loss for the year	(9,696)	(637,985)			(647,681)

Foreign currency translation differences	-	17,290			17,290
Total comprehensive loss for the year	(9,696)	(620,695)			(630,391)

Loss per share:
Basic and diluted loss per share	(0.00)				(0.01)

Basic and diluted weighted average shares outstanding	11,600,000				111,600,000

See accompanying notes to unaudited pro forma combined financial statements.

F-3

BANGTONG TECHNOLOGY INTERNATIONAL LIMITED

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Organization and Principal Activities

Luboa Group, Inc. (the “Company”), formerly known as Sunrise Tours, Inc., was incorporated under the laws of the State of Nevada on March 19, 2013 (“Inception”). On January 20, 2016, the Company filed a Certificate of Amendment with the Secretary of State of Nevada and changed its corporate name to “Luboa Group Inc.” Concurrent with the change of corporate name, the Company also changed its principal business plan from developing and offering special services such as 3D virtual tours for companies which would like to promote their venues on the Internet and electronic media, to developing specialized agricultural products and a carbon emission trading platform in Asia. However, as of February 28, 2019, no definitive agreement had been entered into in connection with the business plan. The Company’s principal headquarters is located in Shenzhen, China. From Inception through February 28, 2019, the Company accumulated losses of approximately $215,402.

On March 11, 2019, the Company filed the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, under which, among others, it (1) increased the number of authorized shares of common stock to 1,980,000,000 and (2) created and authorized 20,000,000 shares of blank check preferred stock, par value $0.001 per share.

On March 8, 2019, board of directors of the Company approved the adoption of the Company’s Amended and Restated Bylaws which substantially revised the Company’s existing Bylaws.

On April 1, 2019, the Company entered into a definitive Share Exchange Agreement (the “Share Exchange Agreement”) with Bangtong Technology International Limited, a Seychelles International Business Company (“Bangtong International”), and the shareholders of Bangtong International (the “Shareholders”). Bangtong International operates an e-commerce platform which serves consumers through its retail websites that enable third-party sellers to sell their products on its online marketplace. Bangtong International has not yet generated any revenues. Pursuant to the Share Exchange Agreement, the Shareholders have agreed to transfer all of the ordinary shares of Bangtong International held by them, constituting all of the issued and outstanding capital stock of Bangtong International, in exchange for 100 million newly issued shares of the Company’s common stock that will, in the aggregate, constitute approximately 89.6% of the issued and outstanding capital stock of the Company on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement. A copy of the Share Exchange Agreement is attached as Exhibit 2.1 to this Form 8-K.

For accounting purposes, the Share Exchange was treated as a reverse acquisition with Bangtong International as the acquirer and the Company as the acquired party. When we refer in this report to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of Bangtong International unless the context suggests otherwise.

As a result of the closing of the Share Exchange, Bangtong International owns approximately 89.6% of the total outstanding ordinary shares of the Company and the former shareholders of the Company own approximately 10.4%. Mr. Feng Jiang, the former sole officer and director of the Company, resigned from all positions with the Company as of immediately before the closing of the Share Exchange and Mr. Xianyi Hao was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary.

On June 21, 2019, the Company’s board of directors unanimously approved to modify the Company’s accounting fiscal year end from August 31 to December 31.

F-4

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These pro forma combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the reverse takeover transaction between the Company and Bangtong International has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. Goodwill would not be recognized in this transaction, and the carrying values of the Company and Bangtong International are their respective historical values. Actual results combined results may have differed from those presented herein.

These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles (“GAAP”) in the United States. The Company’s fiscal year end is December 31 and the financial statements are presented in US dollars.

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Basis of Pro Forma combined financial statements

These pro forma combined financial statements include the accounts of the Company and the entities listed below. All intercompany accounts and transactions have been eliminated.

Entity	Date of incorporation	Place of incorporation	Percentage of Direct or Indirect Economic Interest
Subsidiaries
Bangtong Technology Development Limited (“Bangtong Development”)	May 24, 2018	Seychelles	100%
Bangtong Technology Group Limited (“Bangtong Group”)	May 30, 2018	Hong Kong	100%
Jiaxing Bangtong Electronic Technology Co., Ltd. (“Jiaxing Bangtong” or “WOFE”)	November 5, 2018	PRC	100%
Consolidated VIE
Shenzhen Bangtong Ecommerce Co., Ltd. (“Shenzhen Bangtong”)	November 27, 2015	PRC	100%
Consolidated VIE’s subsidiaries
Jiaxing Bangtong Electronic Commerce Limited (“Jiaxing Electronic”)	September 3, 2018	PRC	100%
Shenyang Bangtong Logistics Limited (“Shenyang Bangtong”)	May 23, 2018	PRC	70%
Hegang Bantong Electronic Commerce Limited (“Hegang Bangtong”)	July 13, 2018	PRC	100%

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The reporting currency for the Company and its subsidiaries is the US dollar. The Company, Bangtong Development and Bangtong Group’s functional currency is the U.S. dollar; Jiaxing Bangtong, Shenzhen Bangtong, Jiaxing Electronic, Shenyang Bangtong and Hegang Bangtong use the Chinese Renminbi (“RMB”) as their functional currency.

F-5

All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity.

Transactions in currencies other than the functional currencies during the year are converted into the applicable functional currencies at the applicable rates of exchange prevailing at the dates of the transactions. Exchange gains and losses are recognized in the consolidated statements of operations.

The exchange rates utilized as follows:

	2019	2018	2017
Year-end RMB exchange rate	6.71	6.88	6.51
Average three months/ annual RMB exchange rate	6.75	6.60	6.76

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

3.	PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on management preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Represents (1) 100,000,000 newly-issued shares of Common Stock of the Registrant, and (2) removing the Registrant’s accumulated deficit and adjusting equity for recapitalization.

4.	EARNINGS PER SHARE

The following table illustrates the calculation of pro forma loss per share:

Year ended December 31, 2018
Pro forma net loss	$(1,041,644)

Weighted-average shares outstanding:
Pro forma shares	111,600,000

Loss per share
Basic and diluted	$(0.01)

Three months ended March 31, 2019
Pro forma net loss	$(647,681)

Weighted-average shares outstanding:
Pro forma shares	111,600,000

Loss per share
Basic and diluted	$(0.01)

F-6

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Exchange Agreement, dated April 1, 2019, among the Company, Bangtong Technology International Limited and the shareholders of Bangtong Technology International Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 2, 2019)

3.1	Amended and Restated Articles of Incorporation, filed on March 11, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on April 15, 2019)

3.2	Amended and Restated Bylaws, adopted on March 8, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed on April 15, 2019)

10.1	Loan Agreement, by and among Jiaxing Bangtong and shareholders of Shenzhen Bangtong, dated as of November 6, 2018.

10.2	Equity Interest Pledge Agreement, by and among Jiaxing Bangtong, Shenzhen Bangtong and shareholders of Shenzhen Bangtong, dated as of November 6, 2018.

10.3	Power Attorney of each shareholder of Shenzhen Bangtong, dated as of November 6, 2018.

10.4	Spousal Consent, by each spouse of the shareholders of Shenzhen Bangtong, dated as November 6, 2018.

10.5	Exclusive Business Cooperation Agreement, by and between Jiaxing Bangtong and Shenzhen Bangtong, dated as of November 6, 2018.

10.6	Exclusive Option Agreement, by and among Jiaxing Bangtong, Shenzhen Bangtong and shareholders of Shenzhen Bangtong, dated as of November 6, 2018.

10.7	English Translation of Property Leasing Contract by and between Jiaxing Electronic and Jiaxing Innovation Park Development Co., Ltd.

10.8	English Translation of Strategic Cooperation Contract by and between Jiaxing Electronic and Beijing Xietongtianxia Technology Co., Ltd., dated as of October 26, 2018.

10.9	English Translation of Employment Contract, by and between Shenyang Bangtong and Xianyi Hao, dated as of January 1, 2018.

14.1	Code of Ethics of the Company

21.1	Subsidiaries of the Company

99.1	Opinion of Jin Yong Law Firm regarding certain PRC law matters